Certain identified information has been excluded from the document because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

August 27, 2020

Exhibit 10.1

CREDIT AGREEMENT

dated as of August 27, 2020

by and among

FORTRESS BIOTECH, INC.,

as the Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO

as the Lenders, and

OAKTREE FUND ADMINISTRATION, LLC,

as the Administrative Agent

U.S. $60,000,000

-i-

TABLE OF CONTENTS

Section 1. DEFINITIONS1

1.01Certain Defined Terms1

1.02Accounting Terms and Principles24

1.03Interpretation24

1.04Division25

Section 2. THE COMMITMENT AND THE LOANS25

2.01Loans25

2.02Borrowing Procedures26

2.03Notes26

2.04Use of Proceeds26

Section 3. PAYMENTS OF PRINCIPAL AND INTEREST, ETC.26

3.01Scheduled Repayments and Prepayments Generally; Application26

3.02Interest27

3.03Prepayments27

Section 4. PAYMENTS, ETC.29

4.01Payments29

4.02Computations30

4.03Set-Off31

Section 5. YIELD PROTECTION, TAXES, ETC.31

5.01Additional Costs31

5.02Illegality33

5.03Taxes33

5.04Mitigation Obligations37

5.05Survival38

Section 6. CONDITIONS38

6.01Conditions to the Borrowing of the Loans38

Section 7. REPRESENTATIONS AND WARRANTIES42

7.01Power and Authority42

7.02Authorization; Enforceability42

7.03Governmental and Other Approvals; No Conflicts42

7.04Financial Statements; Material Adverse Change43

-ii-

7.05Properties43

7.06No Actions or Proceedings44

7.07Compliance with Laws and Agreements45

7.08Taxes45

7.09Full Disclosure45

7.10Investment Company Act and Margin Stock Regulation45

7.11Solvency46

7.12Subsidiaries46

7.13Indebtedness and Liens46

7.14Material Agreements46

7.15Restrictive Agreements46

7.16Real Property46

7.17Pension Matters46

7.18Transactions with Affiliates47

7.19OFAC; Anti-Terrorism Laws47

7.20Anti-Corruption47

7.21Priority of Obligations48

Section 8. AFFIRMATIVE COVENANTS48

8.01Financial Statements and Other Information48

8.02Notices of Material Events50

8.03Existence51

8.04Payment of Obligations51

8.05Insurance51

8.06Books and Records; Inspection Rights52

8.07Compliance with Laws and Other Obligations52

8.08Maintenance of Properties, Etc.52

8.09Licenses53

8.10Use of Proceeds53

8.11Further Assurances53

8.12Termination of Non-Permitted Liens54

8.13Board Materials; Oaktree Lender Board Observer54

8.14ERISA Compliance54

8.15Cash Management54

-iii-

8.16Post-Closing Obligations55

Section 9. NEGATIVE COVENANTS56

9.01Indebtedness56

9.02Liens57

9.03Fundamental Changes and Acquisitions58

9.04Lines of Business59

9.05Investments59

9.06Restricted Payments60

9.07Payments of Indebtedness62

9.08Change in Fiscal Year62

9.09Sales of Assets, Etc.62

9.10Transactions with Affiliates63

9.11Restrictive Agreements63

9.12Modifications and Terminations of Organic Documents63

9.13Sales and Leasebacks63

9.14Hazardous Material64

9.15Accounting Changes64

9.16Compliance with ERISA64

9.17Restriction of Amendments to Certain Documents64

9.18Sanctions; Anti-Corruption Use of Proceeds64

9.19Closing Date Equity Interests.65

9.20Margin Stock. .65

Section 10. FINANCIAL COVENANTS65

10.01Minimum Liquidity65

10.02Minimum Revenue65

Section 11. EVENTS OF DEFAULT66

11.01Events of Default66

11.02Remedies68

11.03[Reserved]69

11.04Minimum Revenue Covenant Cure69

11.05Payment of Prepayment Fee and Specified Return Shortfall70

Section 12. THE ADMINISTRATIVE AGENT71

12.01Appointment and Duties71

-iv-

12.02Binding Effect72

12.03Use of Discretion72

12.04Delegation of Rights and Duties73

12.05Reliance and Liability73

12.06Administrative Agent Individually74

12.07Lender Credit Decision75

12.08Expenses; Indemnities75

12.09Resignation of the Administrative Agent76

12.10Release of Collateral or Guarantors76

12.11Additional Secured Parties77

Section 13. MISCELLANEOUS78

13.01No Waiver78

13.02Notices78

13.03Expenses, Indemnification, Etc.78

13.04Amendments, Etc.79

13.05Successors and Assigns80

13.06Survival83

13.07Captions83

13.08Counterparts, Effectiveness83

13.09Governing Law83

13.10Jurisdiction, Service of Process and Venue83

13.11Waiver of Jury Trial84

13.12Waiver of Immunity84

13.13Entire Agreement84

13.14Severability84

13.15No Fiduciary Relationship84

13.16Confidentiality85

13.17Interest Rate Limitation85

13.18Judgment Currency86

13.19USA PATRIOT Act86

13.20Acknowledgement and Consent to Bail-In of EEA Financial Institutions86

-v-

SCHEDULES AND EXHIBITS

Schedule 1-Loans Schedule

Schedule 3-Minimum Revenue

Schedule 7.05(b)-Certain Intellectual Property

Schedule 7.08-Taxes

Schedule 7.12-Information Regarding Subsidiaries

Schedule 7.13(a)-Existing Indebtedness

Schedule 7.13(b)-Existing Liens

Schedule 7.14-Material Agreements

Schedule 7.15-Restrictive Agreements

Schedule 7.16-Real Property Owned or Leased by Borrower

Schedule 7.18-Transactions with Affiliates

Schedule 9.05-Existing Investments

Schedule 9.09(a)-Sale of Assets

Schedule 9.09(b)Qualifying Avenue Sale

Schedule 9.09(c)Qualifying [*] Sale

Schedule 9.19-Closing Date Equity Interests

Exhibit A-Form of Note

Exhibit B-Form of Borrowing Notice

Exhibit C-1-Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-2-Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-3-Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-4-Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-Form of Compliance Certificate

Exhibit E-Form of Assignment and Assumption

Exhibit F-Form of Warrant

Exhibit G-Form of Solvency Certificate

Exhibit H-Form of Funding Date Certificate

-vi-

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of August 27, 2020 (this “Agreement”), among FORTRESS BIOTECH, INC., a Delaware corporation (the “Borrower”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), and OAKTREE FUND ADMINISTRATION, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Lenders provide a senior secured term loan facility to the Borrower in an aggregate principal amount of $60,000,000 to be extended on the Closing Date; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein, to provide such senior secured term loan facility.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.
DEFINITIONS
1.01Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Account Control Agreement Completion Date” has the meaning set forth in Section 8.16(a).

“Acquisition” means any transaction, or any series of related transactions, by which any Person (for purposes of this definition, an “acquirer”) directly or indirectly, by means of amalgamation, merger, purchase of assets, purchase of Equity Interests, or otherwise, (i) acquires all or substantially all of the assets of any other Person, (ii) acquires an entire business line or unit or division of any other Person, (iii) with respect to any other Person that is managed or governed by a Board, acquires control of Equity Interests of such other Person representing more than fifty percent (50%) of the ordinary voting power (determined on a fully-diluted basis) for the election of directors of such Person’s Board, or (iv) acquires control of more than fifty percent (50%) of the Equity Interests in any other Person (determined on a fully-diluted basis) that is not managed by a Board.

“Administrative Agent” has the meaning set forth in the preamble hereto.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble hereto.

SC1:5266419.14

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the Patriot Act, (iii) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (vi) any similar laws enacted in the United States, European Union or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.

“Applicable Prepayment Percentage” means 20.0%.

“Arm’s Length Transaction” means, with respect to any transaction, the terms of such transaction shall not be less favorable to the Borrower or any of its Subsidiaries than commercially reasonable terms that would be obtained in a transaction with a Person that is an unrelated third party.

“Asset Sale” has the meaning set forth in Section 9.09.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender substantially in the form of Exhibit E, or such other form as is acceptable to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which the Borrower or any Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

SC1:5266419.14

“Board” means, with respect to any Person, the board of directors or equivalent management or oversight body of such Person or any committee thereof authorized to act on behalf of such board (or equivalent body).

“Board Observer” has the meaning set forth in Section 8.13(b).

“Borrower” has the meaning set forth in the preamble hereto.

“Borrower Party” has the meaning set forth in Section 13.03(b).

“Borrowing” means the borrowing of the Loans on the Closing Date.

“Borrowing Notice” means a written notice substantially in the form of Exhibit B.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries in excess of $2,000,000.

“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means any Domestic Subsidiary that owns no material assets (directly or indirectly) other than Equity Interests, or Equity Interests and debt, of one or more CFCs or Domestic Subsidiaries that are themselves CFC Holding Companies.

“Change of Control” means an event or series of events (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such Plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the Equity Interests of the Borrower entitled to vote for members of the Board of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); or (ii) as a result of which, during any period of twelve (12) consecutive months, a majority of the members of the Board of the Borrower cease to be composed of individuals (x) who were members of such

SC1:5266419.14

Board on the first day of such period, (y) whose election or nomination to such Board was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of such Board or equivalent governing body or (z) whose election or nomination to such Board was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of such Board; or (iii) that results in the sale of all or substantially all of the assets or businesses of the Borrower and its Subsidiaries, taken as a whole.

“Claims” means (and includes) any claim, demand, complaint, grievance, action, application, suit, cause of action, order, charge, indictment, prosecution, judgement or other similar process, whether in respect of assessments or reassessments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Closing Date” means the date on which the conditions precedent specified in Section 6.01 are satisfied (or waived in accordance with Section 13.04) and on which the Loans are to be made to the Borrower.

“Closing Date Equity Interests” has the meaning set forth in Section 9.19.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any real, personal and mixed property (including Equity Interests), whether tangible or intangible, in which Liens are granted or purported to be granted to the Administrative Agent as security for the Obligations under any Loan Document on or after the Closing Date, including future acquired or created assets or property (or collectively, all such real, personal and mixed property, as the context may require).

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower on the Closing Date in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time pursuant to an Assignment and Assumption or otherwise. The aggregate amount of Commitments on the date of this Agreement equals $60,000,000.

“Compliance Certificate” has the meaning set forth in Section 8.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracts” means any contract, license, lease, agreement, obligation, promise, undertaking, understanding, arrangement, document, commitment, entitlement or engagement under which a Person has, or will have, any liability or contingent liability (in each case, whether

SC1:5266419.14

written or oral, express or implied, and whether in respect of monetary or payment obligations, performance obligations or otherwise).

“Control” means, in respect of a particular Person, the possession by one or more other Persons, directly or indirectly, of the power to direct or cause the direction of the management or policies of such particular Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” has the meaning set forth in Section 8.15(a).

“Copyright” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof and all other rights whatsoever accruing thereunder or pertaining thereto throughout the world.

“Cyprium” means Cyprium Therapeutics, Inc.

“Cyprium Financing” has the meaning set forth on Schedule 7.18.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of country- or territory-wide Sanctions.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), including pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or other distributions in cash or other securities that would constitute Disqualified Equity Interests, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“Division” has the meaning set forth in Section 1.04.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any state of the United States or the District of Columbia.

“DOSPA” has the meaning set forth in Section 8.16(e).

SC1:5266419.14

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Transferee” means and includes (i) any commercial bank, (ii) any insurance company, (iii) any finance company, (iv) any financial institution, (v) any Person that is a bona fide debt fund primarily engaged in the making, purchasing, holding or other investing in commercial loans, notes, bonds or similar extensions of credit or securities in the Ordinary Course, (vi) with respect to any Lender, any of its Affiliates or such Lender’s or Affiliate’s managed funds or accounts, and (vii) any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes.

“Environmental Claims” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, information request, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Materials Activity.

“Environmental Law” means all laws (including common law and any federal, state, provincial or local governmental law), rule, regulation, order, writ, judgment, notice, requirement, binding agreement, injunction or decree, whether U.S. or non-U.S., relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) to the extent related to Hazardous Materials Activity, occupational safety and health, industrial hygiene, land use, natural resources or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials,

SC1:5266419.14

(iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person (for purposes of this defined term, an “issuer”), all shares of, interests or participations in, or other equivalents in respect of such issuer’s capital stock, including all membership interests, partnership interests or equivalent, and all debt or other securities directly or indirectly exchangeable, exercisable or otherwise convertible into, such issuer’s capital stock, whether now outstanding or issued after the Closing Date, and in each case, however designated and whether voting or non-voting.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, the Borrower, any Subsidiary thereof, and any Person under common control, or treated as a single employer, with the Borrower or any Subsidiary thereof, within the meaning of Section 414(b) or (c) of the Code and solely for purposes of Section 412 of the Code and Section 302 of ERISA, Section 414(m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events for which the 30-day notice requirement has been waived; (ii) a withdrawal by the Borrower or any ERISA Affiliate thereof from a Title IV Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or the termination of any Title IV Plan with at least two or more contributing sponsors that are not ERISA Affiliates resulting in liability under Section 4064 of ERISA; (iii) the withdrawal of the Borrower or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (v) the imposition of liability on the Borrower or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vi) the failure by the Borrower or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (vii) the determination that any Title IV Plan is considered an at-risk plan

SC1:5266419.14

or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (viii) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate thereof; (ix) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; or (x) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of the Borrower or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, as of any date, the rate at which any currency may be exchanged into another currency, as set forth on the relevant Bloomberg screen at or about 11:00 a.m. (Eastern time) on such date. In the event that such rate does not appear on the Bloomberg screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably designated by the Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivisions thereof) or (y) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

SC1:5266419.14

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by the Borrower or any of its Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) major banks of recognized standing selected by it; and provided further, that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the Fee Letter, dated as of the date of this Agreement, among the Borrower, the Lenders and the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Date Certificate” means a certificate substantially in the form of Exhibit H.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. All references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements delivered pursuant to Section 6.01(f)(i).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certification, accreditation, registration, clearance or exemption that is issued or granted by or from (or pursuant to any act of) any Governmental Authority, including any application or submission related to any of the foregoing.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision

SC1:5266419.14

thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any state, territory, county, city or other political subdivision of any country, in each case whether U.S. or non-U.S.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (x) endorsements for collection or deposit and (y) guarantees of operating leases, in each case, in the ordinary course of business.

“Hazardous Material” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, recycling, disposition or handling of any Hazardous Materials, and any investigation, monitoring, corrective action or response action with respect to any of the foregoing.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that (i) individually constitutes or holds less than five percent (5%) of the Borrower’s consolidated total assets or generates less than five percent (5%) of the Borrower’s consolidated total revenue, and (ii) when taken together with all then existing Immaterial Subsidiaries, such Subsidiary and such Immaterial Subsidiaries, in the aggregate, would constitute or hold less than fifteen percent (15%) of the Borrower’s consolidated total assets or generate less than fifteen percent (15%) of the Borrower’s consolidated total revenue, in each case as pursuant to the most recent fiscal

SC1:5266419.14

period for which financial statements were required to have been delivered pursuant to Sections 8.01(a) or (b).

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not overdue by more than ninety (90) days), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (x) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (xi) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (xii) all guaranteed minimum payments of such Person under any license or other agreements, (xiii) any Disqualified Equity Interests of such Person, and (xiv) all other obligations required to be classified as indebtedness of such Person under GAAP; provided that, notwithstanding the foregoing, Indebtedness shall not include accrued expenses, deferred rent, deferred taxes, deferred compensation or customary obligations under employment agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 13.03(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Information Certificate” means the Information Certificate delivered pursuant to Section 6.01(c).

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

SC1:5266419.14

“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under the laws of the U.S. or any other jurisdiction or political subdivision thereof (including any multinational laws or otherwise), including all inventions (whether patentable or unpatentable and whether or not reduced to practice) and discoveries, and all improvements thereto, and all know-how, confidential or proprietary information, trade secrets, data, Patents, Trademarks, Copyrights and internet domain names, together with all common law rights and moral rights therein, and all goodwill associated therewith, and all rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest Rate” means 11.0% per annum, as may be increased pursuant to Section 3.02(b).

“Invention” means any novel, inventive or useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) of any debt or Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (ii) the making of any deposit with, or advance, loan, assumption of debt or other extension of credit to, or capital contribution in any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course; or (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. The amount of an Investment will be determined at the time the Investment is made without giving effect to any subsequent changes in value.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“JMC” means Journey Medical Corporation, a Delaware corporation.

“Law” means, collectively, all U.S. or non-U.S. federal, state, provincial, territorial, municipal or local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including any interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

SC1:5266419.14

“Lenders” has the meaning set forth in the preamble hereto.

“Lien” means (a) any mortgage, lien, pledge, hypothecation, charge, security interest, or other encumbrance of any kind or character whatsoever, whether or not filed, recorded or otherwise perfected under applicable law, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other encumbrance on title to real property, any option or other agreement to sell, or give a security interest in, such asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)) or any preferential arrangement that has the practical effect of creating a security interest and (b) in the case of Equity Interests, any purchase option, call or similar right of a third party with respect to such Equity Interests.

“Loan” means each loan advanced by a Lender pursuant to Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Warrant, the Fee Letter and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to the Administrative Agent (for itself or for the benefit of any other Secured Party) in connection with this Agreement or any of the other Loan Documents, in each case, as amended or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, financial performance, operations, condition of the assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, as and when due, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or the Secured Parties under any of the Loan Documents.

“Material Agreement” means any Contract required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act of 1933 or Securities Exchange Act of 1934, as may be amended. For the avoidance of doubt, employment and management contracts shall not be Material Agreements.

SC1:5266419.14

“Material Indebtedness” means, at any time, any Indebtedness of the Borrower or any Subsidiary thereof, the outstanding principal amount of which, individually or in the aggregate, exceeds $5,000,000 (or the Equivalent Amount in other currencies).

“Material Subsidiary” means any Subsidiary of the Borrower that is not an Immaterial Subsidiary and in which the Borrower owns more than fifty percent (50%) of the outstanding Equity Interests.

“Maturity Date” means August 27, 2025.

“Maximum Rate” has the meaning set forth in Section 13.17.

“Minimum Liquidity Amount” means (i) from the Closing Date to but not including the earliest date following the Closing Date on which the Borrower consummates a Permitted Acquisition, $20,000,000 and (ii) from the earliest date following the Closing Date on which the Borrower consummates a Permitted Acquisition, $25,000,000; provided that, notwithstanding the foregoing, the Minimum Liquidity Amount shall be permanently reduced to $15,000,000 on the first date on which the outstanding principal amount of the Loans is less than $40,000,000.

“Minimum Revenue Covenant” has the meaning set forth in Section 10.02.

“Minimum Revenue Cure Right” has the meaning set forth in Section 11.04(a).

“Monetization Event” means the occurrence of any of the following events: (i) an Asset Sale (other than a Qualifying Avenue Sale or a Qualifying [*] Sale), (ii) the sale of any priority review voucher by Cyprium; (iii) the sale of any priority review voucher by Mustang Bio, Inc.; and (iv) the receipt by the Borrower of any dividend or other distribution (other than royalty payments received based on customary revenue or sales payments, but excluding any such payments relating to milestones or regulatory developments) in cash from any of its Subsidiaries in excess of $5,000,000 other than in connection with an event referred to in clauses (i) through (iii) above, a Qualifying Avenue Sale or a Qualifying [*] Sale.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Proceeds” means, (i) with respect to any Casualty Event experienced or suffered by the Borrower or any of its Subsidiaries, the amount of cash proceeds received (directly or indirectly) from time to time by or on behalf of such Person after deducting therefrom only (x) costs and expenses related thereto incurred by the Borrower or such Subsidiary in connection therewith, and (y) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith; and (ii) with respect to any Monetization Event, Qualifying Avenue Sale or Qualifying [*] Sale the amount of total consideration (including but not limited to consideration in the form of cash and Equity Interests) received (directly or indirectly) from time to time (including any contingent consideration, including but not limited to milestone payments and royalty payments) by or on behalf of such Person after deducting therefrom only (x) costs and expenses related thereto incurred by the Borrower or such Subsidiary in connection

SC1:5266419.14

therewith, and (y) Taxes (including transfer Taxes or net income Taxes) paid or payable in connection therewith; provided that, in each case of clauses (i) and (ii), costs and expenses shall only be deducted to the extent, that the amounts so deducted are (x) actually paid to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries and (y) properly attributable to such Casualty Event, Asset Sale or other Monetization Event, as the case may be.

“Note” means a promissory note, in substantially the form of Exhibit A hereto, executed and delivered by the Borrower to any Lender in accordance with Section 2.03.

“Notice of Intent to Cure Revenue Covenant” has the meaning set forth in Section 11.04(b).

“NY UCC” means the UCC as in effect from time to time in New York.

“Oaktree Lender” means any Lender that is an Affiliate or managed fund or account of Oaktree Capital Management, L.P.

“Obligations” means, with respect to the Borrower, all amounts, obligations, liabilities, covenants and duties of every type and description owing by the Borrower to any Secured Party (including all Warrant Obligations) any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, Prepayment Fee, Specified Return Shortfall, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to the Borrower under any Loan Document.

“OFAC” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws.”

“Ordinary Course” means ordinary course of business or ordinary trade activities that are customary for similar businesses in the normal course of their ordinary operations and not while in financial distress.

“Organic Document” means, for any Person, such Person’s formation documents, including, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to such Person’s Equity Interests, or any equivalent document of any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing

SC1:5266419.14

such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(g)).

“Participant” has the meaning set forth in Section 13.05(e).

“Participant Register” has the meaning set forth in Section 13.05(e).

“Patents” means all patents and patent applications, including (i) the Inventions and improvements described and claimed therein, (ii) the reissues, divisions, continuations, renewals, extensions, and continuations in part thereof, and (iii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world.

“Patriot Act” has the meaning set forth in Section 13.19.

“Payment Date” means (i) March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date; and (ii) the Maturity Date.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise; provided that:

(a)immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom;

(b)such Acquisition shall comply in all material respects with all applicable Laws and all applicable Governmental Approvals;

(c)in the case of any Acquisition of Equity Interests of another Person, after giving effect to such Acquisition, all Equity Interests of such other Person acquired by the Borrower or any of its Subsidiaries shall be owned, directly or indirectly, beneficially and of record, by the Borrower or any of its Subsidiaries, and, the Borrower shall satisfy each of the actions set forth in Section 8.11 as required by such Section;

SC1:5266419.14

(d)on a Pro Forma Basis after giving effect to such Acquisition, the Borrower shall have at least $25,000,000 in cash in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted hereunder in favor of the Administrative Agent;

(e)to the extent that the purchase price for any such Acquisition is paid in cash, the amount thereof does not exceed $10,000,000 (or the Equivalent Amount in other currencies) in any fiscal year;

(f)to the extent that the purchase price for any such Acquisition is paid in Equity Interests, all such Equity Interests shall be Qualified Equity Interests;

(g)promptly upon request by the Administrative Agent in the case of any such Acquisition, the Borrower shall provide to the Administrative Agent (i) at least ten (10) Business Day’s prior written notice of any such Acquisition, together with summaries, prepared in reasonable detail, of all due diligence conducted by or on behalf of the Borrower or the applicable Subsidiary, as applicable, prior to such Acquisition, in each case subject to customary confidentiality restrictions, (ii) subject to customary confidentiality restrictions, a copy of the draft purchase agreement related to the proposed Acquisition (and any related documents requested by the Administrative Agent), (iii) pro forma financial statements of the Borrower and its Subsidiaries (as of the last day of the most recently ended fiscal quarter prior to the date of consummation of such Acquisition for which financial statements are required to be delivered pursuant to Sections 8.01(a) or (b)) after giving effect to such Acquisition, and (iv) subject to customary confidentiality restrictions, any other information reasonably requested (to the extent available), by the Administrative Agent and available to the Borrower; and

(h)neither the Borrower nor any of its Subsidiaries (including any acquired Person) shall, in connection with any such Acquisition, assume or remain liable with respect to (x) any Indebtedness of the related seller or the business, Person or assets acquired, (y) any Lien on any business, Person or assets acquired, except to the extent permitted pursuant to Section 9.02 or (z) any other liabilities (including Tax, ERISA and environmental liabilities), except to the extent the assumption of such liability could not reasonably be expected to result in a Material Adverse Effect. Any other such Indebtedness, liabilities or Liens not permitted to be assumed, continued or otherwise supported by the Borrower or Subsidiary thereof hereunder shall be paid in full or released within sixty (60) days of the acquisition date.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any member states of the European Union or any agency or any state thereof having maturities of not more than one (1) year from the date of acquisition, (ii) commercial paper maturing no more than two hundred seventy (270) days after the date of acquisition thereof and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (iii) funds held in ICS and CDARS programs.

SC1:5266419.14

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Refinancing” means, with respect to any Indebtedness permitted to be refinanced, extended, renewed or replaced hereunder, any refinancings, extensions, renewals and replacements of such Indebtedness; provided that such refinancing, extension, renewal or replacement shall not (i) increase the outstanding principal amount of the Indebtedness being refinanced, extended, renewed or replaced, except by an amount equal to accrued interest and a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection therewith, (ii) contain terms relating to outstanding principal amount, amortization, maturity, collateral security (if any) or subordination (if any), or other material terms that, taken as a whole, are less favorable in any material respect to the Borrower and its Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness, (iii) have an applicable interest rate which does not exceed the greater of (A) the rate of interest of the Indebtedness being replaced and (B) the then applicable market interest rate, (iv) contain any new requirement to grant any Lien or to give any Guarantee that was not an existing requirement of such Indebtedness and (v) after giving effect to such refinancing, extension, renewal or replacement, no Default shall have occurred (or could reasonably be expected to occur) as a result thereof.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Fee” means (a) with respect to any prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration, payment of a Revenue Cure Payment or otherwise (other than by mandatory prepayment in connection with a Monetization Event, a Qualifying Avenue Sale or a Qualifying [*] Sale), occurring (i) on or prior to the second anniversary of the Closing Date, an amount equal to the amount of interest that would have been paid on the principal amount of the Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding the date that is the two (2) year anniversary of the Closing Date, plus three percent (3%) of the principal amount of the Loans being so repaid or prepaid, (ii) at any time after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, an amount equal to three percent (3%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (iii) at any time after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid and (iv) if the prepayment is made after the fourth anniversary of the Closing Date, 0% and (b) with respect to any

SC1:5266419.14

mandatory prepayment of all or any portion of the Loans in connection with a Monetization Event (which shall not include, for the avoidance of doubt, any Qualifying Avenue Sale or Qualifying [*] Sale), occurring (i) on or prior to the first anniversary of the Closing Date, an amount equal to six percent (6%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (ii) at any time after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, an amount equal to four and a half percent (4.5%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (iii) at any time after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, an amount equal to three percent (3%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid, (iv) at any time after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, an amount equal to two percent (2%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid and (v) if the prepayment is made after the fourth anniversary of the Closing Date, 0%.

“Prepayment Price” has the meaning set forth in Section 3.03(a)(i).

“Private Subsidiary” is any Subsidiary that is not a Public Subsidiary.

“Pro Forma Basis” shall mean, with respect to the calculation of any financial ratio, as of any date, that pro forma effect will be given to the Transactions, any Permitted Acquisition, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio is being calculated) and all sales, transfers and other dispositions or discontinuance of any subsidiary, line of business or division, in each case that have occurred during the four consecutive fiscal quarter period of the Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made, as if each such event occurred on the first day of the Reference Period.

“Prohibited Payment” means any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other person who is connected or associated personally with any of the foregoing that is prohibited under any Law for the purpose of influencing any act or decision of such payee in his official capacity, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (i) the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (ii) the sum of the Commitments (or, if the

SC1:5266419.14

Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Public Subsidiary” is any Subsidiary the Equity Interests of which are traded on any public market or exchange.

“Qualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate thereof or to which the Borrower or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Qualifying Avenue Sale” has the meaning set forth on Schedule 9.09(b).

“Qualifying [*] Sale” has the meaning set forth on Schedule 9.09(c).

“Recipient” means the Administrative Agent or any Lender.

“Refinanced Indebtedness” means the Indebtedness incurred under (a) the Amended and Restated Credit Facility Agreement, dated as of March 12, 2018, by and among Borrower, Opus Point Healthcare Innovations Fund, LP and each other lender from time to time party thereto (the “Opus Debt”), (b) those Notes issued pursuant to that certain Confidential Private Placement Memorandum, dated as of January 16, 2018 (the “Venture Debt”), and (c) those Notes issued pursuant to that certain Confidential Private Placement Memorandum, dated as of March 24, 2017 (the “2017 Subordinated Debt”).

“Register” has the meaning set forth in Section 13.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Reinvestment” has the meaning set forth in Section 3.01.

“Reinvestment Period” has the meaning set forth in Section 3.03(b).

“Related Parties” has the meaning set forth in Section 13.16.

“Resignation Effective Date” has the meaning set forth in Section 12.09.

SC1:5266419.14

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and similar officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests or other property) with respect to any Equity Interests of the Borrower or any of its Subsidiaries, or any payment (whether in cash, Equity Interests or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any of its Subsidiaries, any payment of interest, principal or fees in respect of any Indebtedness owed by the Borrower or any of its Subsidiaries to any holder of any Equity Interests of the Borrower or any of its Subsidiaries, or any option, warrant or other right to acquire any such Equity Interests of the Borrower or any of its Subsidiaries.

“Restrictive Agreement” means any Contract or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its properties or assets (other than customary provisions in Contracts (including without limitation leases and in-bound licenses of Intellectual Property) restricting the assignment thereof), or (ii) the ability of the Borrower or any of its Subsidiaries to make Restricted Payments with respect to any of their respective Equity Interests or to make or repay loans or advances to the Borrower or any of its Subsidiaries or to Guarantee Indebtedness of the Borrower or any of its Subsidiaries.

“Revenue” means, with respect to any Person for any relevant fiscal period, the consolidated total revenues of such Person for such fiscal period, as recognized on the income statement of such Person, determined on a consolidated basis in accordance with GAAP.

“Revenue Cure Payment” means, with respect to any fiscal quarter of the Borrower in which the Minimum Revenue Covenant applies, a payment of $6,000,000 in cash.

“Sanction” means any international economic or financial sanction or trade embargo imposed, administered or enforced from time to time by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or its Member States, Her Majesty’s Treasury or other relevant sanctions authority where the Borrower is located or conducts business.

“Secured Parties” means the Lenders, the Administrative Agent and any of their respective permitted transferees or assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, delivered pursuant to Section 6.01(h), between the Borrower and the Administrative Agent, granting a security interest in the Borrower’s personal property in favor of the Administrative Agent, for the benefit of the Secured Parties.

SC1:5266419.14

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties for purposes of securing the Obligations.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, substantially in the form of Exhibit C, D and E to the Security Agreement, entered into by the Borrower in favor of the Secured Parties, each in form and substance satisfactory to the Administrative Agent (and as amended, modified or replaced from time to time).

“Solvent” means, as to any Person as of any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Return Shortfall” has the meaning set forth in the Fee Letter.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, directly or indirectly, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more direct or indirect subsidiaries of the parent or by the parent and one or more direct or indirect subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the

SC1:5266419.14

Borrower or any ERISA Affiliate thereof or to which the Borrower or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including (i) all renewals of trademark and service mark registrations and (ii) all rights whatsoever accruing thereunder or pertaining thereto throughout the world, together, in each case, with the goodwill of the business connected with the use thereof.

“Transactions” means (a) the negotiation, preparation, execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the making of the Loans hereunder, and all other transactions contemplated pursuant to this Agreement and the other Loan Documents, including the creation of the Liens pursuant to the Security Documents, (b) the repayment in full and termination of the Refinanced Indebtedness and (c) the payment of all fees and expenses incurred or paid by the Borrower in connection with the foregoing.

“UCC” means, with respect to any applicable jurisdictions, the Uniform Commercial Code as in effect in such jurisdiction, as may be modified from time to time.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“VWAP” has the meaning set forth in the Warrant.

“Warrant” means that certain Warrant, dated as of the Closing Date and delivered pursuant to Section 6.01(k), evidenced by an instrument substantially the form of Exhibit F hereto, as amended, replaced or otherwise modified pursuant to the terms thereof.

“Warrant Obligations” means all Obligations of Borrower arising out of, under or in connection with the Warrant.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Withholding Agent” means the Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SC1:5266419.14

1.02Accounting Terms and Principles. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 10 and any definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication. If the Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then the Lenders and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, (i) the provisions in this Agreement shall be calculated as if no such change or issuance has occurred and (ii) the Borrower shall provide to the Lenders a written reconciliation in form and substance reasonably satisfactory to the Lenders, between calculations of any baskets and other requirements hereunder before and after giving effect to such change or issuance.
1.03Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires,
(a)the terms defined in this Agreement include the plural as well as the singular and vice versa;
(b)words importing gender include all genders;
(c)any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement;
(d)any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision;
(e)references to days, months and years refer to calendar days, months and years, respectively;
(f)all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”;
(g)the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”;
(h)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer broadly to any and all assets and properties, whether tangible or

SC1:5266419.14

intangible, real or personal, including cash, securities, rights under contractual obligations and permits and any right or interest in any such assets or property;
(i)accounting terms not specifically defined herein (other than “property” and “asset”) shall be construed in accordance with GAAP;
(j)the word “will” shall have the same meaning as the word “shall”;
(k)where any provision in this Agreement or any other Loan Document refers to an action to be taken by any Person, or an action which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or, to the knowledge of such Person, indirectly; and
(l)references to any Lien granted or created hereunder or pursuant to any other Loan Document securing any Obligations shall deemed to be a Lien for the benefit of the Secured Parties.

Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents. Any definition or reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

If any payment required to be made pursuant to the terms and conditions of any Loan Document falls due on a day which is not a Business Day, then such required payment date shall be extended to the immediately following Business Day. For purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries will be deemed to be equal to 100% of the outstanding principal amount thereof or payment obligations with respect thereto at the time of determination thereof.

1.04Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 2.
THE COMMITMENT AND THE LOANS
2.01Loans.

SC1:5266419.14

(a)On the terms and subject to the conditions of this Agreement, each Lender agrees to make Loans to the Borrower in a principal amount equal to the amount of such Lender’s Commitment on the Closing Date.
(b)No amounts paid or prepaid with respect to any Loan may be reborrowed.
(c)Any term or provision hereof (or of any other Loan Document) to the contrary notwithstanding, Loans made to the Borrower will be denominated solely in Dollars and will be repayable solely in Dollars and no other currency.
2.02Borrowing Procedures. At least one (1) Business Day prior to the Closing Date (or such shorter period agreed by the Administrative Agent), the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Notice in the form of Exhibit B signed by a duly authorized representative of the Borrower (which notice, if received by the Administrative Agent on a day that is not a Business Day or after 10:00 A.M. (Eastern time) on a Business Day, shall be deemed to have been delivered on the next Business Day). Each Borrowing Notice shall be for the full amount of the Commitments and no Borrowing Notice for less than such full amount shall be permitted.
2.03Notes. If requested by any Lender, the Loan of such Lender shall be evidenced by one or more Notes. The Borrower shall prepare, execute and deliver to the Lender such promissory note(s) substantially in the form attached hereto as Exhibit A.
2.04Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) for repaying the Refinanced Indebtedness and (ii) for working capital and general corporate purposes, including the payment of fees and expenses associated with this Agreement.
Section 3.
PAYMENTS OF PRINCIPAL AND INTEREST, ETC.
3.01Scheduled Repayments and Prepayments Generally; Application. The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender (as such amounts may in each case be reduced from time to time in accordance with Section 3.03) on the Maturity Date, all outstanding Obligations in full (together with accrued and unpaid interest and any other accrued and unpaid charges thereon and all other obligations due and payable by the Borrower under this Agreement, including any Specified Return Shortfall). Except as otherwise provided in this Agreement, each payment (including each repayment and prepayment) by the Borrower (other than fees payable pursuant to the Fee Letter) will be deemed to be made ratably in accordance with the Lenders’ Proportionate Shares. On any date occurring prior to the Maturity Date that payment or prepayment in full of the Loans hereunder occurs, the Borrower shall pay in full all outstanding Obligations, which shall include the Prepayment Fee, if applicable, and any Specified Return Shortfall.

SC1:5266419.14

3.02Interest.
(a)Interest Generally. The outstanding principal amount of the Loans shall accrue interest from the date made to repayment (whether by acceleration or otherwise and whether voluntary or mandatory) at the Interest Rate.
(b)Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Interest Rate shall increase automatically by two and a half percent (2.5%) per annum (the Interest Rate, as increased pursuant to this Section 3.02(b), being the “Default Rate”). If any Obligation (other than Warrant Obligations but including, without limitation, fees, costs and expenses payable hereunder) is not paid when due (giving effect to any applicable grace period) under any applicable Loan Document, the amount thereof shall accrue interest at the Default Rate.
(c)Interest Payment Dates. Accrued interest on the Loans shall be payable in arrears on each Payment Date in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall also be payable in cash from time to time on demand by the Administrative Agent.
3.03Prepayments.
(a)Optional Prepayments.
(i)Subject to prior written notice pursuant to clause (ii) below, the Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans on any Business Day for an amount equal to the sum of (A) the aggregate principal amount of the Loans being prepaid, (B) any accrued but unpaid interest on the principal amount of the Loans being prepaid, (C) any applicable Prepayment Fee and (D) if applicable, other unpaid amounts then due and owing pursuant to this Agreement and the other Loan Documents (such aggregate amount, the “Prepayment Price”); provided that each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof.
(ii)A notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 2:00 p.m. (Eastern time) on a date not less than three (3) (nor more than five (5)) Business Days prior to the proposed prepayment date. Each notice of optional prepayment shall specify the proposed prepayment date, the Prepayment Price, the principal amount to be prepaid and any conditions to prepayment (if applicable).
(b)Mandatory Prepayments for Casualty Events and Monetization Events. Within five (5) Business Days following Borrower’s receipt of Net Proceeds from any Casualty Event or Monetization Event (other than an Asset Sale permitted pursuant to Sections 9.09(a), (b), (c), (d) or (h) or any Asset Sale related to the Equity Interests in, or assets of, [*] that is not a Qualifying [*] Sale), the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the sum of (i) the Applicable Prepayment Percentage of the Net Proceeds received by the Borrower with respect to such Monetization Event or insurance proceeds or condemnation awards in respect of such Casualty Event, as the case may be, (ii) any accrued but

SC1:5266419.14

unpaid interest on any principal amount of the Loans being prepaid and (iii) any applicable Prepayment Fee; provided that, so long as no Default has occurred and is continuing or shall result therefrom, if, within five (5) Business Days following Borrower’s receipt of Net Proceeds from any such Casualty Event or Monetization Event as a result of which the Borrower receives Net Proceeds in an aggregate amount less than $5,000,000, a Responsible Officer of the Borrower delivers to the Administrative Agent a notice to the effect that the Borrower intends to apply the Net Proceeds from such Monetization Event or insurance proceeds or condemnation awards in respect of such Casualty Event, to reinvest in the business of the Borrower (a “Reinvestment”), then such Net Proceeds of such Monetization Event or insurance proceeds or condemnation awards in respect of such Casualty Event may be applied for such purpose in lieu of such mandatory prepayment to the extent such Net Proceeds of such Monetization Event or insurance proceeds or condemnation awards in respect of such Casualty Event are actually applied for such purpose; provided, further, that, in the event that Net Proceeds have not been so applied within three hundred sixty-five (365) days (the “Reinvestment Period”) following the occurrence of such Casualty Event or Monetization Event, the Borrower shall no later than the end of such period make a mandatory prepayment of the Loans in an aggregate amount equal to the sum of (i) the Applicable Prepayment Percentage of the unused balance of such Net Proceeds received by the Borrower with respect to such Monetization Event or insurance proceeds or condemnation awards in respect of such Casualty Event, (ii) any accrued but unpaid interest on any principal amount of the Loans being prepaid and (iii) any applicable Prepayment Fee; provided, further, that other than as provided in clause (d) below, Borrower shall not be required to prepay more than $10 million of principal amount of the Loans in the aggregate with respect to any Asset Sale(s) and/or other Monetization Event(s) related to the Equity Interests in, or assets of, any individual Subsidiary.
(c)Mandatory Prepayments for Debt Issuances. Immediately upon receipt by the Borrower or any of its Subsidiaries of proceeds from any issuance, incurrence or assumption of Indebtedness other than Indebtedness permitted by Section 9.01, on or after the Closing Date, the Borrower shall prepay the Loans and other Obligations in an amount equal to 100% of the cash proceeds received, plus the Prepayment Fee, if applicable.
(d)Other Mandatory Prepayments. Within five (5) Business Days following Borrower’s receipt of Net Proceeds from any Qualifying Avenue Sale or Qualifying [*] Sale, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the sum of (i) the Net Proceeds received by the Borrower with respect to such Qualifying Avenue Sale or Qualifying [*] Sale, as the case may be; provided Borrower shall not be required to prepay more than $7.5 million of principal amount of the Loans under this clause (d) from any Qualifying Avenue Sale or more than $12.5 million of principal amount of the Loans under this clause (d) from any Qualifying [*] Sale, (ii) any accrued but unpaid interest on any principal amount of the Loans being prepaid and (iii) an amount equal to six percent (6%) of the aggregate outstanding principal amount of the Loans being so repaid or prepaid. Within five (5) Business Days following Borrower’s receipt of Net Proceeds from any Asset Sale related to the Equity Interests in, or assets of, [*] that is not a Qualifying [*] Sale, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the sum of (i) $15.0 million of principal amount of the Loans, (ii) any accrued but unpaid interest on the principal amount of the Loans being prepaid and (iii) any applicable Prepayment Fee.

SC1:5266419.14

(e)General. The Borrower shall notify the Administrative Agent not later than 12:00 p.m. (Eastern time) on a date not less than two (2) Business Days (but not more than three (3) Business Days) prior to any mandatory prepayment. Notwithstanding anything in this Section 3.03 to the contrary, any Lender may elect, by written notice to the Administrative Agent no later than 12:00 p.m. (Eastern time), one (1) Business Day prior to the prepayment date (or such later time as the Administrative Agent may agree), to decline all or any portion of any mandatory prepayment of its Loans pursuant to this Section 3.03. Any Lender that fails to deliver such notice to the Administrative Agent in the time frame set forth above shall be deemed to have accepted its share of any mandatory prepayment. The aggregate amount of the prepayment that would have been applied to prepay Loans but was so declined may be retained by the Borrower and used for any general corporate purpose not prohibited by this Agreement. If any Lender declines all or any portion of any mandatory prepayment of its Loans in connection with a Monetization Event, Qualifying Avenue Sale or Qualifying [*] Sale, the Borrower shall grant such Lender warrants in an amount equal to 2.50% of the principal amount of mandatory prepayment so declined, with an exercise price equal to the VWAP of the Borrower’s common stock for the period beginning on the trading day that is 30 days prior to the issuance date and ending on the last trading day immediately preceding the issuance date. For the avoidance of doubt, the issuance of any warrants pursuant to this clause (e) shall not be deemed to be a prepayment and shall not reduce the Borrower’s obligations to make any mandatory prepayment required under clause (b) or clause (d) above with respect to any Monetization Event, Qualifying Avenue Sale or Qualifying [*] Sale occurring after the issuance of such warrants.
(f)Prepayment Fee. Without limiting the foregoing, whenever the Prepayment Fee is in effect and payable pursuant to the terms hereof or any other Loan Document, such Prepayment Fee shall be payable on each prepayment of all or any portion of the Loans, whether by optional or mandatory prepayment, acceleration or otherwise (other than any prepayment pursuant to Section 5.02).
(g)Partial Prepayments. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
Section 4.
PAYMENTS, ETC.
4.01Payments.
(a)Payments Generally. Each payment of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made (i) in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the deposit account of the Administrative Agent designated by the Administrative Agent by notice to the Borrower, and (ii) not later than 2:00 p.m. (Eastern time) on the date on which such payment is due (each such payment made after such time on such due date may in the Administrative Agent’s discretion be deemed to have been made on the next succeeding Business Day).

SC1:5266419.14

(b)Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and continuance of an Event of Default, all payments shall be applied as follows:
(A)first, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, expenses or other amounts (including fees and disbursements and other charges of counsel payable under Section 13.03) payable to the Administrative Agent in its capacity as such;
(B)second, to the payment of that portion of the Obligations constituting unpaid fees, indemnities, costs, expenses and other amounts (other than principal and interest, but including fees and disbursements and other charges of counsel payable under Section 13.03 and any Prepayment Fees) payable to the Lenders arising under the Loan Documents (other than the Warrant), ratably among them in proportion to the respective amounts described in this clause (B) payable to them;
(C)third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (C) payable to them;
(D)fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (D) payable to them;
(E)fifth, in reduction of any other Obligation then due and owing, ratably among the Administrative Agent and the Lenders based upon the respective aggregate amount of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(F)sixth, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or such other Person as may be lawfully entitled to or directed by the Borrower to receive the remainder.
(c)Non-Business Days. If the due date of any payment under this Agreement (whether in respect of principal, interest, fees, costs or otherwise) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and, in the case of any payment accruing interest, interest thereon shall continue to accrue and be payable for the period of such extension; provided that if such next succeeding Business Day would fall after the Maturity Date, payment shall be made on the immediately preceding Business Day.
4.02Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed during the period for which payable. Interest is calculated from and including the date of the Borrowing of each Loan to, but excluding, the date of repayment or prepayment of such Loan.

SC1:5266419.14

4.03Set-Off.
(a)Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, each of the Lenders and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Any Person exercising rights of set off hereunder agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Lenders and each of their Affiliates under this Section 4.03 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.
(b)Exercise of Rights Not Required. Nothing contained in Section 4.03(a) shall require the Administrative Agent, any Lender or any of their Affiliates to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
(c)Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent, any Lender or any Affiliate of the foregoing exercises its right of setoff pursuant to this Section 4.03, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Lender or such Affiliate in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
Section 5.
YIELD PROTECTION, TAXES, ETC.
5.01Additional Costs.
(a)Change in Law Generally. If, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law, or any change in any Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or

SC1:5266419.14

administration thereof, or compliance by the Administrative Agent or any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall (i) impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office), (ii) impose on a Lender (or its lending office) any other condition (other than Taxes) affecting the Loans or the Commitment, or (iii) subject any Lender to any Taxes on its Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital (if any) attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining the Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount reasonably deemed by such Lender in good faith to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction.
(b)Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), the adoption of any Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then the Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.
(c)Notification by Lender. Each Lender promptly will notify the Borrower of any event of which it has knowledge, occurring after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement), which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of such Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on the Borrower in the absence of manifest error.

SC1:5266419.14

(d)Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.
(e)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.1 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.1 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender Section 5.1 notifies the Borrower of the event giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
5.02Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) the adoption of or any change in any Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof, following which if such Law shall so mandate, the Loans shall be prepaid by the Borrower on or before such date as shall be mandated by such Law in an amount equal to the Prepayment Price (notwithstanding anything herein to the contrary, without any Prepayment Fee) applicable on such prepayment date in accordance with Section 3.03(a).
5.03Taxes. For purposes of this Section 5.03, the term “applicable Law” includes FATCA.
(a)Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by any applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

SC1:5266419.14

(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent or each Lender, timely reimburse it for the payment of any Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Borrower. The Borrower shall reimburse and indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(e)Indemnification by the Lender. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(e).
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. federal withholding Taxes, such Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all

SC1:5266419.14

applicable documentation. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law as reasonably requested by the Borrower as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A), (ii)(B), and (ii)(D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI (or successor form);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E as applicable (or successor forms); or

SC1:5266419.14

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, substantially in the form of Exhibit C-2 or C-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner.
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)The Administrative Agent (including any successor Administrative Agent) shall deliver to Borrower on or prior to the date on which it becomes an Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SC1:5266419.14

(g)Treatment of Certain Tax Benefits. If any party to this Agreement determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.03(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.03(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party hereto hereby acknowledges and agrees that the Loans made on the Closing Date are part of an investment unit within the meaning of Section 1273(c)(2) of the Code, which includes the Warrant. For federal income tax purposes, pursuant to Treasury Regulations § 1.1273-2(h), the Borrower, the Administrative Agent and the Lenders acknowledge that the “issue price” of the Loans is 97% of the stated principal amount of the Loans minus the fair market value and purchase price of the Warrants (as determined in accordance with the terms of the Warrants) . Each of the Borrower, the Administrative Agent and the Lenders agree to use the foregoing issue price, fair market value and purchase price for U.S. federal income tax purposes with respect to the transactions contemplated hereby (unless otherwise required by a final determination by the IRS or a court of competent jurisdiction).
5.04Mitigation Obligations. (a)If the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or Section 5.03, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SC1:5266419.14

(b)If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 5.04, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(ii)in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter; and
(iii)such assignment does not conflict with applicable Law;

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.05Survival. Each party’s obligations under this Section 5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 6.
CONDITIONS
6.01Conditions to the Borrowing of the Loans. The obligation of each Lender to make its Loans shall be subject to the delivery of a Borrowing Notice as required pursuant to Section 2.02, and the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth below in this Section 6.01.
(a)Loan Documents. The Administrative Agent shall have received each Loan Document required to be executed by the Borrower on the Closing Date and delivered by the Borrower (which may be delivered by facsimile or other electronic means for the purposes of satisfying this clause (a) on the Closing Date) and such Loan Documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders and their respective counsels.

SC1:5266419.14

(b)Secretary’s Certificate, Etc. The Administrative Agent shall have received from the Borrower (x) a copy of a good standing certificate, dated a date reasonably close to the Closing Date and (y) a certificate, dated as of the Closing Date, duly executed and delivered by the Borrower’s Responsible Officer, as to:
(i)resolutions of the Borrower’s Board then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by the Borrower and the Transactions;
(ii)the incumbency and signatures of Responsible Officers authorized to execute and deliver each Loan Document to be executed by the Borrower; and
(iii)the full force and validity of each Organic Document of the Borrower and copies thereof;

upon which certificates shall be in form and substance reasonably satisfactory to the Administrative Agent and upon which the Administrative Agent and the Lenders may conclusively rely until they shall have received a further certificate of the Responsible Officer of any such Person cancelling or amending the prior certificate of such Person.

(c)Information Certificate. The Administrative Agent shall have received a fully completed Information Certificate in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by a Responsible Officer of the Borrower. All documents and agreements required to be appended to the Information Certificate, shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties and shall be in full force and effect.
(d)Funding Date Certificate. The Administrative Agent shall have received a Funding Date Certificate, dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by a Responsible Officer of the Borrower.
(e)Delivery of Notes. The Administrative Agent shall have received a Note to the extent requested by any Lender pursuant to Section 2.03 for the Loans duly executed and delivered by a Responsible Officer of the Borrower.
(f)Financial Information, Etc. The Administrative Agent shall have received:
(i)audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019; and
(ii)unaudited consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2020 and June 30, 2020, together with the related consolidated statement of operations, shareholder’s equity and cash flows for such fiscal quarters.

SC1:5266419.14

(g)Solvency. The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit G, duly executed and delivered by the chief financial officer of the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.
(h)Security Documents. The Administrative Agent shall have received executed counterparts of a Security Agreement, in form and substance reasonably acceptable to the Administrative Agent, dated as of the Closing Date, duly executed and delivered by the Borrower, together with all documents (including share certificates, transfers and stock transfer forms, notices or any other instruments) required to be delivered or filed under the Security Documents and evidence satisfactory to it that arrangements have been made with respect to all registrations, notices or actions required under the Security Documents to be effected, given or made in order to establish a valid and perfected first priority security interest in the Collateral in accordance with the terms of the Security Documents, including:
(i)delivery of all certificates (in the case of Equity Interests that are certificated securities (as defined in the UCC)) evidencing the issued and outstanding capital securities owned by the Borrower that are required to be pledged and so delivered under the Security Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Equity Interests that are uncertificated securities (as defined in the UCC), confirmation and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the security interest required to be pledged therein under the Security Agreement has been transferred to and perfected by the Administrative Agent and the Lenders in accordance with Articles 8 and 9 of the NY UCC and all laws otherwise applicable to the perfection of the pledge of such Equity Interests;
(ii)financing statements naming the Borrower as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in each case suitable for filing, filed under the UCC (or equivalent law) of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens of the Secured Parties pursuant to the Security Agreement; and
(iii)UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person.
(i)Lien Searches. The Administrative Agent shall be satisfied with Lien searches regarding the Borrower made as of a date reasonably close to the Closing Date.
(j)Warrant. The Administrative Agent shall have received an executed counterpart of the Warrant.
(k)Insurance. The Administrative Agent shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Loan Document.

SC1:5266419.14

(l)Opinions of Counsel. The Administrative Agent shall have received an opinion, dated as of the Closing Date and addressed to the Administrative Agent and the Lenders, from independent legal counsel to the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
(m)Fee Letter. The Administrative Agent shall have received an executed counterpart of the Fee Letter, duly executed and delivered by the Borrower.
(n)Closing Fees, Expenses, Etc. Each of the Administrative Agent and each Lender shall have received for its own account, (i) the upfront fee as set forth in the Fee Letter, which shall be paid by way of the Administrative Agent retaining such amount from the proceeds of the Loan and (ii) all fees, costs and expenses due and payable to it pursuant to the Fee Letter and Section 13.03, including all reasonable closing costs and fees and all unpaid reasonable expenses of the Administrative Agent and the Lenders incurred in connection with the Transactions (including the Administrative Agent’s and the Lenders’ legal fees and expenses) in each case, to the extent invoiced (or as to which a good faith estimate has been provided to the Borrower) at least two (2) Business Days prior to the Closing Date.
(o)Material Adverse Change. Since December 31, 2019, no event, circumstance or change has occurred that has caused or could reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Change, both before and after giving effect to the Loans to be made on the Closing Date.
(p)Know Your Customer. The Administrative Agent shall have received, a duly executed W-9 (or other applicable tax form) of the Borrower, and, as applicable, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and Anti-Terrorism Laws, including, without limitation, the Patriot Act.
(q)No Default. No event shall have occurred or be continuing or would result from the making of the Loans that would constitute a Default or Event of Default.
(r)Representations and Warranties. The representations and warranties contained in this Agreement and in the other Loan Documents delivered pursuant to 6.01(a) shall be true and correct in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all respects on and as of such earlier date.
(s)Payoff of Existing Indebtedness. The Opus Debt and 2017 Subordinated Debt (other than contingent obligations (including indemnification obligations) that by their terms are to survive the termination of the relevant loan documentation and debt instruments evidencing the Opus Debt and 2017 Subordinated Debt, as applicable) shall have been (or substantially concurrently with the making of the Loans on the Closing Date shall be) repaid or satisfied and

SC1:5266419.14

discharged, and in connection therewith all guarantees and liens shall have been released, on or prior to the Closing Date.
(t)Beneficial Ownership Certificate. To the extent requested by any Lender or the Administrative Agent, the Borrower shall have provided to such Lender and the Administrative Agent all documentation and other information so requested, including a duly executed W-9 of the Borrower (or such other applicable tax form), in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in each case prior to the Closing Date.
Section 7.
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and each Lender on the Closing Date, and any other date such representation and warranty is required to be made under the Loan Documents, as set forth below:

7.01Power and Authority. The Borrower and each of its Subsidiaries (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite corporate or other power, and has all Governmental Approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that failure to have the same could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure so to qualify could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (iv) has full power, authority and legal right to enter into and perform its obligations under each of the Loan Documents and to borrow the Loans hereunder.
7.02Authorization; Enforceability. Each Transaction is within the Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action including, if required, approval by all necessary holders of Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
7.03Governmental and Other Approvals; No Conflicts. None of the execution, delivery and performance by the Borrower of the Loan Documents or the consummation by the Borrower of the Transactions (i) requires any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except for (x) such as have been obtained or made and are in full force and effect and (y) filings and recordings in respect of

SC1:5266419.14

perfecting or recording the Liens created pursuant to the Security Documents, (ii) will violate (1) any Law, (2) any Organic Document of the Borrower or any of its Subsidiaries or (3) any order of any Governmental Authority, that in the case of clause (ii)(1) or clause (ii)(3), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (iii) will violate or result in a default under any Material Agreement binding upon the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (iv) will result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Borrower or any of its Subsidiaries.

7.04Financial Statements; Material Adverse Change.
(a)Financial Statements. The Borrower has heretofore furnished to the Administrative Agent (who shall forward to the Lenders) certain consolidated financial statements as provided for in Section 6.01(f). Such financial statements, and all other financial statements delivered by the Borrower pursuant to this Agreement present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements of the type described in Section 8.01(a). Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.
(b)No Material Adverse Change. Since December 31, 2019, no event, circumstance or change has occurred that has caused or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Change.
7.05Properties.
(a)Property Generally. The Borrower and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)Intellectual Property.
(i)The Borrower is the sole and exclusive beneficial owner of all right, title and interest in and to all Intellectual Property that is owned or purported to be owned by the Borrower, free and clear of any Liens or Claims other than Permitted Liens. Without limiting the foregoing, and except as set forth in Schedule 7.05(b)(i):
(A)to the knowledge of the Borrower, the operation and conduct of the business of the Borrower or any of its Subsidiaries, including the use of their respective material Intellectual Property in such Person’s Ordinary Course does not violate, infringe or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person in a manner that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

SC1:5266419.14

(B)Except as has not resulted in and would not be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries has received any notice from, or Claim by, any Person that the operation and conduct of the business of the Borrower or any of its Subsidiaries (including their respective use of material Intellectual Property) infringes upon, violates or constitutes a misappropriation of, any Intellectual Property of any other Person in any material respect;
(C)the Borrower does not have knowledge that any material Intellectual Property is being infringed, violated, or misappropriated by any other Person in a manner that has resulted in, or is reasonably expected to result in, a Material Adverse Effect;
(D)except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower owns or has a valid and enforceable license or right to use all material Intellectual Property used in or necessary for the conduct of its business as conducted as of the date hereof; and
(E)all current and former employees and contractors that have developed material Intellectual Property for or on behalf of the Borrower or any of its Subsidiaries have executed written confidentiality and invention assignment Contracts with the Borrower or such Subsidiary, as applicable, that irrevocably and presently assign to the Borrower or such Subsidiary, as applicable, or its designee all rights of such employees and contractors to any such material Intellectual Property, except as would vest initially in the Borrower or its Subsidiary by operation of Law.
7.06No Actions or Proceedings.
(a)Litigation. There is no litigation, investigation or proceeding pending or, to the knowledge of the Borrower or any of its Subsidiaries threatened in writing, with respect to the Borrower or any such Subsidiaries by or before any Governmental Authority or arbitrator that, (i) if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) involves this Agreement or any other Loan Document.
(b)Environmental Matters. Except with respect to any matters that (either individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received any Environmental Claim, or has knowledge that any is threatened, (iv) has entered into any agreement in which the Borrower or any of its Subsidiaries has assumed or undertaken responsibility or obligations of any other person with respect to any Environmental Liability or (v) has knowledge of any basis for any other Environmental Liability.
(c)Labor Matters. Neither the Borrower nor any of its Subsidiaries has engaged in unfair labor practices as defined in 29 U.S.C. § §152(8) and 158 of the National Labor Relations Act and there are no pending or threatened in writing labor actions, disputes, grievances,

SC1:5266419.14

arbitration proceedings, or similar Claims or actions involving the employees of the Borrower or any of its Subsidiaries, in each case that could reasonably be expected to have a Material Adverse Effect. There are no strike or work stoppages in existence or threatened in writing against the Borrower and to the knowledge of the Borrower, no union organizing activity is taking place. There are no collective bargaining agreements covering employees of the Borrower or any of its Subsidiaries.
7.07Compliance with Laws and Agreements. The Borrower is in compliance with (i) all Laws binding on it and orders of any Governmental Authority applicable to it, its operations or its property and (ii) and all obligations binding upon it, its operations or its property pursuant to any Contract, in each case except for such failures to comply which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
7.08Taxes. Except as set forth on Schedule 7.08, the Borrower and its Subsidiaries have timely filed or caused to be filed all tax returns and reports required to have been filed and have paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
7.09Full Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent (on behalf of itself and the Lenders) in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, and it being understood that such projected financial information and all other forward looking information are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from such projected results and that the differences may be material.
7.10Investment Company Act and Margin Stock Regulation.
(a)Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(b)Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and the Borrower and its Subsidiaries do not own or hold any Margin Stock, with the exception of Equity Interests held by the Borrower in Avenue Therapeutics, Inc., Checkpoint Therapeutics, Inc. and Mustang Bio, Inc..

SC1:5266419.14

The Borrowing of the Loans by the Borrower, and the use of the proceeds thereof, will not violate Regulation U or X.
7.11Solvency. The Borrower is and, immediately after giving effect to the making of the Loans, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.
7.12Subsidiaries. Set forth on Schedule 7.12 is a complete and correct list of all direct and indirect Subsidiaries of the Borrower. Each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by the Borrower in each such Subsidiary thereof on an issued and outstanding basis is as shown in said Schedule 7.12.
7.13Indebtedness and Liens. Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness of the Borrower and each of its Subsidiaries outstanding as of the Closing Date. Set forth on Schedule 7.13(b) is a complete and correct list of all Liens granted by the Borrower and each of its Subsidiaries with respect to their respective property and outstanding as of the Closing Date.
7.14Material Agreements. Except as set forth on Schedule 7.14, neither the Borrower nor any Subsidiary is in material default under any Material Agreement, nor does the Borrower have any knowledge of (i) any Claim against it or any of its Subsidiaries for any material breach of any such Material Agreement or (ii) any material default by any party to any such Material Agreement.
7.15Restrictive Agreements. Except as set forth in Schedule 7.15, as of the Closing Date, neither the Borrower nor any of its Subsidiaries is subject to any Restrictive Agreement, except (i) those permitted under Section 9.11, (ii) restrictions and conditions imposed by Law or by this Agreement, (iii) any stockholder agreement, charter, by-laws, or other organizational documents of the Borrower or any of its Subsidiaries as in effect on the date hereof and (iv) limitations associated with Permitted Liens.
7.16Real Property. Schedule 7.16 correctly sets forth all real property that is owned or leased by the Borrower, indicating in each case whether the respective property is owned or leased, the identity of the owner and lessee (if applicable) and the location of the respective property. Except as set forth in Schedule 7.16, the Borrower does not own or lease (as tenant thereof) any real property as of the Closing Date.
7.17Pension Matters. To Borrower’s knowledge, each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Laws so qualifies. Except for those that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Laws, (y) there are no existing or pending (or to the knowledge of the Borrower or any of its Subsidiaries, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which the Borrower or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event has

SC1:5266419.14

occurred. The Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least sixty percent (60%), and neither the Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below sixty percent (60%) as of the most recent valuation date. As of the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate has incurred any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18Transactions with Affiliates. Except as set forth on Schedule 7.18 and for Arm’s Length Transactions, neither the Borrower nor any of its Subsidiaries has entered into, renewed, extended or been a part to, any transaction (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate.
7.19OFAC; Anti-Terrorism Laws.
(a)Neither the Borrower nor any of its Subsidiaries is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws.
(b)Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers, or employees (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction in violation of Sanctions, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with, or for the benefit of, any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction, in violation of Sanctions. No Loan, nor the proceeds from any Loan, has been or will be used, directly or, to the knowledge of the Borrower, indirectly, to lend, contribute or provide to, or has been or will be otherwise made available for the purpose of funding, any activity or business in any Designated Jurisdiction in violation of Sanctions or for the purpose of funding any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, in violation of Sanctions, or in any other manner that will result in any violation by any party to this Agreement of Sanctions.
7.20Anti-Corruption. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers or employees, directly or, to the knowledge of the Borrower, indirectly, has (i) materially violated or is in material violation of any applicable anti-corruption Law, or (ii) made, offered to make, promised to make or authorized the payment or giving of, directly or, to the knowledge of the Borrower, indirectly, any Prohibited Payment.

SC1:5266419.14

7.21Priority of Obligations. The Obligations constitute unsubordinated obligations of the Borrower, and except for any obligations which have priority under applicable Law, rank at least pari passu in right of payment with all other unsubordinated Indebtedness of the Borrower.

Section 8.
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no claim has been made) including the Prepayment Fee, if applicable, have been indefeasibly paid in full in cash:

8.01Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
(a)as soon as available and in any event within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such fiscal quarter, in each case prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with (iii) a certificate of a Responsible Officer of the Borrower stating that (x) such financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at such date and (y) the results of operations of the Borrower and its Subsidiaries for the period ended on such date have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; provided that documents required to be furnished pursuant to this Section 8.01(a) shall be deemed furnished on the date that such documents are publicly available on “EDGAR” (with the related certificate separately delivered);
(b)as soon as available and in any event within ninety (90) days after the end of each fiscal year (i) the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and (ii) the related consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of BDO USA, LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or emphasis of matter of going concern footnote or any qualification or exception as to the scope of such audit; provided that documents required to be furnished pursuant to this Section 8.01(b) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;

SC1:5266419.14

(c)together with the financial statements required pursuant to 8.01(a) and (b), a compliance certificate signed by the chief financial or accounting Responsible Officer of the Borrower as of the end of the applicable accounting period (which delivery may be by electronic communication including fax or email and shall be deemed to be an original, authentic counterpart thereof for all purposes) substantially in the form of Exhibit D (a “Compliance Certificate”) including (i) details of any issues that are material that are raised by auditors and any occurrence or existence of any event, circumstance, act or omission that would cause any representation or warranty contained in Section 7.07 to be incorrect in any material respect (or in any respect if such representation or warranty is qualified by materiality or by reference to Material Adverse Effect or Material Adverse Change) if such representation or warranty were to be made at the time of delivery of a Compliance Certificate and (ii) for any fiscal period when the Minimum Revenue Covenant is in effect, a certification that the Borrower is in compliance with the Minimum Revenue Covenant as of the last day of such period.;
(d)after being prepared by the Borrower and approved by its Board, and promptly following the Administrative Agent’s request therefor, a consolidated financial forecast for the Borrower and its Subsidiaries for the fiscal year to which such forecast relates; provided that, for each fiscal year, on or before the sixtieth (60th) day following the beginning of such fiscal year, the Borrower shall prepare, and its Board shall approve such consolidated financial forecast for such fiscal year, and the Borrower shall notify the Administrative Agent promptly after the Board has given such approval;
(e)promptly after the same are released, copies of all press releases; provided that documents required to be furnished pursuant to this Section 8.01(e) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;
(f)promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which the Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower; provided that documents required to be furnished pursuant to this Section 8.01(f) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;
(g)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower and its Subsidiaries, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or its Subsidiaries may file or be required to file with any securities regulator or exchange to the authority of which the Borrower or such Subsidiary, as applicable, may become subject from time to time; provided that documents required to be furnished pursuant to this Section 8.01(g) shall be deemed furnished on the date that such documents are publicly available on “EDGAR”;
(h)the information regarding insurance maintained by the Borrower and its Subsidiaries as required under Section 8.05;

SC1:5266419.14

(i)together with the delivery of the Compliance Certificate, evidence satisfactory to the Administrative Agent, based upon the Borrower’s bank account statements that the Borrower has met its minimum liquidity requirement set out in Section 10.01; and
(j)such other information respecting the businesses, financial performance, operations condition of the assets or liabilities of the Borrower (including with respect to the Collateral), taken as a whole, as the Administrative Agent may from time to time reasonably request.
8.02Notices of Material Events. The Borrower will furnish to the Administrative Agent written notice of the following (x) with respect to clause (a) below within three (3) Business Days and (y) with respect to clause (b) through (j) below, within five (5) Business Days:
(a)the occurrence of any Default or Event of Default;
(b)the occurrence of any event with respect to the property or assets of the Borrower or any of its Subsidiaries resulting in an actual loss in excess of insurance or for which the insurer has denied coverage, in an aggregate amount of $2,000,000 (or the Equivalent Amount in other currencies) or more;
(c)(i) any proposed acquisition of stock, assets or property by the Borrower or any of its Subsidiaries that could reasonably be expected to result in material Environmental Liability, and (ii) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material by the Borrower or any of its Subsidiaries required to be reported to any Governmental Authority and that could reasonably be expected to result in material Environmental Liability;
(d)the assertion of any Claim under any Environmental Law by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged liability or non-compliance with any Environmental Laws or any permits, licenses or authorizations issued pursuant to Environmental Laws which could reasonably be expected to involve damages in excess of $2,000,000 (or the Equivalent Amount in other currencies) other than any such Claim or alleged violation that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(e)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that could reasonably be expected to result in a Material Adverse Effect;
(f)(i) the intention of any ERISA Affiliate to file any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) the filing by any ERISA Affiliate of a request for a minimum funding waiver under Section 412 of the Code with respect to any Title IV Plan, in writing and in reasonable detail (including a description of any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto);

SC1:5266419.14

(g)any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;
(h)any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower;
(i)any change to the Borrower’s or any of its Subsidiaries’ ownership of any Controlled Account, by delivering the Administrative Agent a notice setting forth a complete and correct list of all such accounts as of the date of such change; and
(j)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Nothing in this Section 8.02 is intended to waive, consent to or otherwise permit any action or omission that is otherwise prohibited by this Agreement or any other Loan Document.

8.03Existence. The Borrower shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.
8.04Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any of its Subsidiaries, except (A) to the extent such Taxes, fees, assessments or governmental charges or levies or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP or (B) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.
8.05Insurance. The Borrower will, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses. Upon the request of the Administrative Agent, the Borrower shall furnish the Administrative Agent from time to time with (i) material information as to the insurance carried by it and, if so requested, copies of all such insurance policies and (ii) a certificate from the Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Secured Parties to

SC1:5266419.14

renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case, the Borrower will be responsible for the reasonable and documented cost of such insurance (to be payable on demand). The amount of any such reasonable and documented expenses shall accrue interest at the Default Rate if not paid on demand and shall constitute “Obligations.”

8.06Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and for so long as JMC is a Subsidiary will cause JMC to, permit any representatives designated by the Administrative Agent or the Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (financial or otherwise) with its officers and independent accountants, during normal business hours (but not more often than twice per year unless an Event of Default has occurred and is continuing) as the Administrative Agent or the Lenders may request; provided that such representative shall use its commercially reasonable efforts to minimize disruption to the business and affairs of the Borrower or JMC, as applicable, as a result of any such visit, inspection, examination or discussion. Notwithstanding anything to the contrary contained herein, neither the Borrower nor JMC will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to any Lender (or their respective representatives or contractors) is prohibited by any applicable Law or any binding agreement with a third party (so long as such agreement is not entered into in contemplation of this Agreement) or (iii) that is subject to attorney-client or similar privilege, which could reasonably be expected to be lost or forfeited if disclosed to the Administrative Agent or any Lender. The Borrower shall pay all reasonable and documented costs of all such inspections.
8.07Compliance with Laws and Other Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) comply with all Laws (including Anti-Terrorism Laws, Sanctions and Environmental Laws) applicable to it and its business activities, (ii) comply in all material respects with all Governmental Approvals applicable to it and its business activities and (iii) maintain in full force and effect, remain in compliance with, and perform all obligations under all Material Agreement to which it is a party, except, in the case of clause (i) and (iii) above, where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and Sanctions.
8.08Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its assets and properties, necessary or useful in the conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from

SC1:5266419.14

casualty or condemnation excepted and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8.09Licenses. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.10Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.04. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.
8.11Further Assurances.
(a)Subject to clauses (b) and (c) below:
(i)the Borrower will take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the Security Agreement; and
(ii)without limiting the generality of the foregoing, the Borrower will take such action from time to time (including delivering shares of stock together with undated transfer powers executed in blank, applicable control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Secured Parties, perfected security interests and Liens in substantially all of the personal property (other than Excluded Assets (as defined in the Security Agreement)) of the Borrower as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents; provided, further that, without limiting the right of the Administrative Agent to require a Lien or security interest in any newly acquired or created Subsidiary or asset, upon the prior written request of the Borrower, the Borrower and the Administrative Agent shall consult, in good faith, as to whether the cost of obtaining a Lien or security interest thereon would be unreasonably excessive relative to the benefit thereof.
(b)CFCs, etc.Any term or provision of this Section 8.11 to the contrary notwithstanding, the Borrower shall not be required to pledge (or cause to be pledged) to the Administrative Agent, for the benefit of the Secured Parties, Equity Interests of any Subsidiary representing, in the aggregate, more than sixty-five percent (65%) of the Equity Interests of any CFC or CFC Holding Company; provided, that the above restrictions shall apply only to the extent the Borrower reasonably determines (after consultation with the Administrative Agent) that the failure to impose such restrictions could reasonably be expected to generate a current or future income inclusion, or other adverse tax consequence, to the Borrower or any of its Subsidiaries (as determined in good faith from time to time).
(c)Limitations on Certain Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be required to

SC1:5266419.14

enter into or obtain any mortgage, deed of trust, leasehold mortgage or any similar agreement in respect to any fee interest or leasehold interest in real property.
8.12Termination of Non-Permitted Liens. In the event that the Borrower shall become aware of, or be notified by the Administrative Agent or any Lender of the existence of, any outstanding Lien against any assets or property of the Borrower or any of its Private Subsidiaries, which Lien is not a Permitted Lien, the Borrower shall use its commercially reasonable efforts to promptly terminate or cause the termination of such Lien.
8.13Board Materials; Oaktree Lender Board Observer.
(a)The Borrower shall deliver to the Administrative Agent copies of any agenda and other written materials provided to the board of directors (or any committee thereof) of the Borrower prior to any meeting of the board of directors (or such committee thereof), at or promptly after such materials are furnished to the members of the board of directors (or such committee thereof), (b) copies of all minutes of meetings of the board of directors (or any committee thereof) of the Borrower at or promptly after such minutes are furnished to the members of the board of directors (or such committee thereof), (c) copies of all material written consents duly passed by the board of directors (or any committee thereof) of the Borrower and (d) promptly upon presentation of any regular periodic materials to the board of directors (or any committee thereof) of the Borrower reporting on the current, past or future financial performance and business and operations of the Borrower or any of its Subsidiaries (which shall include, among other things, updates with respect to material events relating to other Material Agreements), copies of such materials shall be delivered to the Administrative Agent; provided that any such material may be redacted by the Borrower to exclude information that directly relates to either the Lenders in their capacities as debt lenders or future debt refinancing transactions.
(b)Upon the request of the Oaktree Lender, the Borrower shall permit a single designee of the Oaktree Lender to be an observer to the board of directors of the Borrower (the “Board Observer”). In such capacity, the Board Observer shall be entitled to attend all meetings of the board of directors of the Borrower. The Borrower shall ensure that the Board Observer is invited to each such meeting at the same time as each other member of the board of directors and that such Board Observer receives all board materials at the same time as each other member of the board of directors; provided that any such material may be redacted by the Borrower, and the Borrower may exclude the Board Observer from meetings of the board of directors, in order to prevent the Board Observer from receiving or learning information that directly relates to either the Oaktree Lender in its capacity as a debt lender or future debt refinancing transactions. If appointed, the Board Observer may resign or withdraw at any time, or, at the request of the Oaktree Lender, be replaced by a designee of the Oaktree Lender.
8.14ERISA Compliance. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with the provisions of ERISA with respect to any Plans to which the Borrower or such Subsidiary is a party as an employer in all material respects.
8.15Cash Management. The Borrower shall:

SC1:5266419.14

(a)maintain at all times an aggregate amount of cash of the Borrower equal to the Minimum Liquidity Amount in deposit accounts, disbursement accounts, investment accounts (and other similar accounts) and lockboxes with a bank or financial institution within the U.S. that has executed and delivered to the Administrative Agent an account control agreement, in form and substance reasonably acceptable to the Administrative Agent (each such deposit account, disbursement account, investment account (or similar account) and lockbox, a “Controlled Account”); each such Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and the Borrower shall have granted a Lien to the Administrative Agent, for the benefit of the Secured Parties, over such Controlled Accounts; and
(b)deposit promptly, and in any event no later than five (5) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other rights and interests into Controlled Accounts.
8.16Post-Closing Obligations.
(a)Controlled Accounts. Within sixty (60) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion) (the “Account Control Agreement Completion Date”), the Administrative Agent shall have received evidence that (i) all deposit accounts, lockboxes, disbursement accounts, investment accounts or other similar accounts of the Borrower located within the U.S. are Controlled Accounts and (ii) such Controlled Accounts are subject to one or more account control agreements, in favor of, and satisfactory in form and substance to, the Administrative Agent that (A) ensures, to the extent necessary under applicable law, the perfection of a first priority security interest in favor of the Administrative Agent on such Controlled Account, (B) provides that, upon written notice from the Administrative Agent, such bank or financial institution shall comply with instructions originated by the Administrative Agent directing disposition of the funds in such Controlled Account without further consent by the Borrower, and (C) may not be terminated without the prior written consent of the Administrative Agent.
(b)Financial Covenant Compliance. On the Account Control Agreement Completion Date, the Administrative Agent shall have received written evidence reasonably satisfactory to it that, as of the Account Control Agreement Completion Date, the Borrower is in compliance with Section 10.01 and Section 8.15(a).
(c)Insurance. Within thirty (30) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), all such insurance policies required to be maintained by the Borrower pursuant to the Loan Documents shall name the Administrative Agent (for its benefit and the benefit of the Lenders) loss payee or additional insured, as applicable, and provide that no cancellation of the policies will be made without at least ten (10) days prior written notice to the Administrative Agent and the Administrative Agent shall have received certified copies of such insurance policies (or binders in respect thereof).

SC1:5266419.14

(d)Payoff of Venture Debt. The Venture Debt (other than contingent obligations (including indemnification obligations) that by their terms are to survive the termination of the relevant loan documentation and debt instruments evidencing the Venture Debt) shall be repaid or satisfied and discharged, and in connection therewith all guarantees and liens shall have been released, as soon as permitted under the terms thereof, and in no event later than September 29, 2020. The Borrower shall provide evidence of the payoff of the Venture Debt to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, promptly after the repayment thereof.
(e)Stockholder Rights and Other Waivers. Within sixty (60) days following the Closing Date (or such longer period of time as agreed by the Administrative Agent in its sole discretion), the Administrative Agent shall have received evidence of Borrower’s receipt of (i) the waiver by its Subsidiaries and/or the requisite stockholders of its Subsidiaries of any option, right of first refusal, or rights under any stockholders or similar agreement that would prohibit, impair, delay or otherwise affect the pledge of the Pledged Collateral under the Security Agreement, the sale or disposition thereof pursuant thereto or the exercise by the Administrative Agent of rights and remedies thereunder and (ii) the waiver by Alexion Pharmaceuticals, Inc. of the restrictions set forth in Section 9.7 of the Amended and Restated Development, Option and Stock Purchase Agreement (the “DOSPA”), dated as of December 31, 2019, by and among Alexion Pharmaceuticals, Inc., Caelum Biosciences, Inc., the Sellers (as defined therein) and the Borrower, in substantially the form agreed to between the Administrative Agent and the Borrower prior to the Closing Date.
Section 9.
NEGATIVE COVENANTS

The Borrower covenants and agrees with the Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no claim has been made), including the Prepayment Fee, if applicable, have been indefeasibly paid in full in cash:

9.01Indebtedness. The Borrower will not, and will not permit any of its Private Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:
(a)the Obligations;
(b)Indebtedness existing on the date hereof and set forth on Schedule 7.13(a) and Permitted Refinancings thereof;
(c)accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Borrower’s or such Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

SC1:5266419.14

(d)Indebtedness consisting of guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;
(e)Indebtedness in respect of working capital facilities of the Borrower (which Indebtedness is secured by accounts receivable of JMC) in an aggregate outstanding principal amount not to exceed $7,500,000 (or the Equivalent Amount in other currencies) and an all-in-yield not to exceed at any time 7% per annum (provided that, if the interest rate for such Indebtedness is a floating rate, the 7% limitation shall not be deemed to be exceeded solely as a result of an increase in the applicable benchmark rate or the application of the benchmark rate floor, if any, set forth in the documentation governing such Indebtedness, in each case, following the incurrence of such Indebtedness); provided that the documentation governing such Indebtedness shall be in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion;
(f)Indebtedness of any Subsidiary permitted under Section 9.05(f);
(g)other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 (or the Equivalent Amount in other currencies).
9.02Liens. The Borrower will not, and will not permit any of its Private Subsidiaries to, create, incur, assume or permit to exist any Lien on any property now owned by it or such Private Subsidiary, except:
(a)Liens securing the Obligations;
(b)any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.13(b) and renewals and extensions thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien; provided that (i) no such Lien (including any renewal or extension thereof) shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and renewals, extensions and replacements thereof in connection with Permitted Refinancings of the Indebtedness being secured by such Lien that do not increase the outstanding principal amount thereof;
(c)Liens imposed by any Law arising in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s, landlords’, and mechanics’ liens, liens relating to leasehold improvements and other similar Liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;
(d)pledges or deposits made in the Ordinary Course in connection with bids, contract leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation;

SC1:5266419.14

(e)Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;
(f)servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by any Law and Liens consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Borrower or any of its Subsidiaries; and
(g)with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to all applicable Laws; and (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any Law, which, in the aggregate for clauses (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Borrower or its Subsidiaries;
(h)bankers liens, rights of setoff and similar Liens incurred on deposits made in the Ordinary Course;
(i)Liens on accounts receivable of JMC securing Indebtedness permitted under Section 9.01(e);
(j)Any judgment lien or lien arising from decrees or attachments not constituting an Event of Default;
(k)Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the Ordinary Course in an Arm’s-Length Transaction;
(l)Liens in connection with the financing of insurance premiums; and
(m)other Liens, which secure obligations in an aggregate amount not to exceed $2,500,000 (or the Equivalent Amount in other currencies) at any time outstanding.

Notwithstanding anything in this Agreement to the contrary, the Borrower shall not create, incur, assume or permit to exist any Lien on any Equity Interests owned by it in any other Person, except such as are set forth on Schedule 9.02.

9.03Fundamental Changes and Acquisitions. The Borrower will not, and will not permit any of its Private Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) sell or issue any Equity Interests (other than common Equity Interests), or (iv) other than

SC1:5266419.14

Permitted Acquisitions, make any Acquisition or otherwise acquire any business or substantially all the property from, or Equity Interests of, or be a party to any Acquisition of, any Person, except:

(a)the merger, amalgamation or consolidation of (i) any Subsidiary with or into the Borrower; provided that with respect to any such transaction involving the Borrower, the Borrower must be the surviving or successor entity of such transaction or (ii) any Subsidiary with or into any other Subsidiary;
(b)the sale, lease, transfer or other disposition by any Subsidiary of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary;
(c)the sale, transfer or other disposition of the Equity Interests of any Subsidiary (1) to the Borrower, and (2) in accordance with Section 9.09;
(d)the sale or issuance of (i) preferred Equity Interests by the Borrower in an amount in the aggregate no greater than $30,000,000 minus the amount of preferred Equity Interests issued pursuant to subclause (ii) and (ii) preferred Equity Interests in connection with the Cyprium Financing in an amount no greater than $8,000,000; and
(e)in connection with any Monetization Event.
9.04Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in on the date hereof by such Persons or a business reasonably related, incidental or complementary thereto or reasonable extensions thereof.
9.05Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:
(a)Investments outstanding on the date hereof and identified in Schedule 9.05 and any renewals, amendments and replacements thereof that do not increase the amount thereof of any such Investment or require that any additional Investment be made (unless otherwise permitted hereunder);
(b)operating deposit accounts with banks (or similar deposit-taking institutions) that, in the case maintained by the Borrower, are Controlled Accounts;
(c)extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the Ordinary Course in an Arm’s-Length Transaction;
(d)Permitted Cash Equivalent Investments that, in the case maintained by the Borrower, are in Controlled Accounts;
(e)Investments by the Borrower in connection with a Permitted Acquisition;

SC1:5266419.14

(f)Investments (i) by the Borrower (x) in any Subsidiary in the form of advances, loans or other extensions of credit, in each case, in the ordinary course of business consistent with past practice, (y) in any Public Subsidiary in the form of capital contributions, or (z) in any Private Subsidiary in the form of capital contributions in an amount not to exceed $20,000,000 in the aggregate; provided, in each case, that at the time of any such Investment, (A) the Borrower shall have, on a Pro Forma Basis and after giving effect to any cash interest payments on Indebtedness and dividend payments on preferred equity payable by the Borrower in the ninety (90) days following such Investment, at least $25,000,000 in cash in one or more Controlled Accounts that are free and clear of all Liens, other than Liens granted hereunder in favor of the Administrative Agent and (B) such Investments shall be pledged to the Administrative Agent, and provided, further, that, notwithstanding any of the foregoing or any other provision hereof, any Indebtedness owed to the Borrower by any Subsidiary (or accrued Management Services Agreement fees owed to the Borrower by any Subsidiary) that is incurred in compliance with this Agreement may be subsequently converted into such Subsidiary’s common stock in connection with a bona fide, third party common equity financing of such Subsidiary, or (ii) by a Subsidiary in any other Subsidiary;
(g)Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons and deposits in connection with workers’ compensation and similar deposits, in each case, made in the Ordinary Course;
(h)employee loans, travel advances and guarantees in accordance with the Borrower’s usual and customary practices with respect thereto (if permitted by applicable Laws) which in the aggregate shall not exceed $1,000,000 outstanding at any time (or the Equivalent Amount in other currencies);
(i)Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;
(j)the increase in value of any Investment otherwise permitted pursuant to this Section 9.05;
(k)other Investments (other than Investments by the Borrower in any Subsidiary) in an aggregate amount not to exceed $2,500,000 (or the Equivalent Amount in other currencies);
(l)Investments permitted under Section 9.03; and
(m)Investments of any Person in existence at the time such Person becomes a Subsidiary; provided such Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary and any modification, replacement, renewal or extension thereof.
9.06Restricted Payments. The Borrower will not, and will not permit any of its Private Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the following Restricted Payments shall be permitted so long as no Event

SC1:5266419.14

of Default has occurred and is continuing or could reasonably be expected to occur or result from such Restricted Payment:

(a)dividends with respect to the Borrower’s Equity Interests payable solely in shares of its Qualified Equity Interests (or the equivalent thereof);
(b)the Borrower’s purchase, redemption, retirement, or other acquisition of shares of its Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its Qualified Equity Interests;
(c)dividends or other distributions paid by any Subsidiary to the Borrower and dividends paid by any Subsidiary ratably (or less than ratably) to each other holder of Equity Interests of such Subsidiary (including, without limitation, as part of, or immediately following, a Monetization Event);
(d)any purchase, redemption, retirement or other acquisition of Equity Interests of the Borrower held by officers, directors and employees or former officers, directors or employees (or their transferees, estates, or beneficiaries under their estates) of Borrower and its Subsidiaries not to exceed $1,000,000 (or the Equivalent Amount in other currencies) in any fiscal year;
(e)cashless exercises of options and warrants;
(f)cash payments made by the Borrower to redeem, purchase, repurchase or retire its obligations under warrants issued by it (in the nature of cash payments in lieu of fractional shares) in accordance with the terms thereof;
(g)dividends with respect to shares of the Borrower’s 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock outstanding as of the date hereof pursuant to the terms thereof as in effect as of the date hereof;
(h)dividends paid in cash with respect to preferred Equity Interests issued pursuant to Section 9.03(d), in an aggregate amount not to exceed $2,500,000 in any fiscal year;
(i)cash payments made to redeem, purchase, repurchase or retire any preferred Equity Interest in Cyprium issued pursuant to Section 9.03(d), provided that, after giving effect to any such payment, the Borrower shall have on a Pro Forma Basis at least $25,000,000 in cash in one or more Controlled Accounts that are free and clear of all Liens, other than Liens granted hereunder in favor of the Administrative Agent; and
(j)other Restricted Payments in an aggregate amount not to exceed $1,000,000 (or the Equivalent Amount in other currencies) in any fiscal year.

Notwithstanding anything in this Agreement to the contrary, (i) the Borrower shall not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment in the form of Equity Interests owned by the Borrower in any other Person, (ii) any dividends paid in cash with respect to preferred Equity Interests issued pursuant to Section 9.03(d) shall only be made

SC1:5266419.14

pursuant to clause (h) above (and not any other clause of this Section 9.06) and (iii) any cash payments made to redeem, purchase, repurchase or retire any Equity Interest in Cyprium issued pursuant to the Cyprium Financing shall only be made pursuant to clause (i) above (and not any other clause of this Section 9.06).

9.07Payments of Indebtedness. The Borrower will not, and will not permit any of its Private Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, and (ii) scheduled payments of other Indebtedness to the extent permitted to be incurred pursuant to Section 9.01.
9.08Change in Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of the Borrower.
9.09Sales of Assets, Etc. The Borrower will not, and will not permit any of its Private Subsidiaries to, sell, lease or sublease (as lessor or sub-lessor), sale and leaseback, assign, convey, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its businesses, assets or property of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including accounts receivable and Equity Interests of Subsidiaries), or forgive, release or compromise any amount owed to the Borrower or any of its Subsidiaries, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:
(a)sales, transfers and other dispositions of receivables in connection with the compromise, settlement or collection thereof in the Ordinary Course;
(b)sales of inventory or licenses of Intellectual Property in the Ordinary Course in an Arm’s-Length Transaction;
(c)the forgiveness, release or compromise of any amount owed to the Borrower or any of its Subsidiaries in the Ordinary Course;
(d)dispositions (including by way of abandonment or cancellation) of any equipment and other tangible property that is obsolete or worn out or no longer used or useful in the Business disposed of in the Ordinary Course in an Arm’s-Length Transaction;
(e)dispositions resulting from Casualty Events;
(f)in connection with any transaction permitted under Section 9.03 or 9.05;
(g)dispositions identified in Schedule 9.09(a);
(h)any Qualifying [*] Sale or Qualifying Avenue Sale; and
(i)so long as no Event of Default has occurred and is continuing, (1) other Asset Sales with a fair market value not in excess of $5,000,000 (or the Equivalent Amount in other

SC1:5266419.14

currencies) in the aggregate in any fiscal year, and (2) other Asset Sales by Borrower with a fair market value in excess of $5,000,000 (or the Equivalent Amount in other currencies) in the aggregate in any fiscal year and as to which Borrower has complied with the mandatory prepayment provisions of Section 3.03(b), so long as the consideration for any such Asset Sale is at least equal to the fair market value of the assets being sold and the Borrower has sufficient cash on hand to comply with the mandatory prepayment provisions of Section 3.03(b).

Notwithstanding anything in this Agreement to the contrary, the Borrower shall not sell or otherwise dispose of any Equity Interests owned by it in another Person unless the consideration for such sale or disposition is at least equal to the fair market value of such Equity Interests being sold.

9.10Transactions with Affiliates. The Borrower will not, and will not permit any of its Private Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction to sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, unless such arrangement or transaction (i) is an Arm’s-Length Transaction that is of the kind which would be entered into by a prudent Person in the position of the Borrower with another Person that is not an Affiliate, (ii) is permitted under Section 9.01, 9.03, 9.05, 9.06, 9.07 or 9.09, (iii) constitutes customary compensation and indemnification of, and other employment arrangements with, directors, officers, and employees of the Borrower or its Subsidiaries in the ordinary course of business, (iv) constitutes payment of customary fees, reimbursement of expenses, and payment of indemnification to officers and directors and customary payment of insurance premiums on behalf of officers and directors by the Borrower or its Subsidiaries, in each case, in the ordinary course of business or (v) are the transactions set forth on Schedule 7.18. Notwithstanding the foregoing or any other provision hereof, the Borrower may, without the Lenders’ or Administrative Agent’s prior written consent, but with notice to the Administrative Agent, terminate its Founders Agreement or Management Services Agreement with any Private Subsidiary in connection with the offering or potential offering of common stock by such Private Subsidiary.
9.11Restrictive Agreements. The Borrower will not, and will not permit any of its Private Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by applicable Laws or by the Loan Documents, (ii) Restrictive Agreements listed on Schedule 7.15 or (iii) limitations associated with Permitted Liens.
9.12Modifications and Terminations of Organic Documents. The Borrower will not, and will not permit any of its Private Subsidiaries to, waive, amend, terminate, replace or otherwise modify any term or provision of any Organic Document in any way or manner materially adverse to the interests of the Lenders in their capacities as Lenders hereunder.
9.13Sales and Leasebacks. The Borrower will not, and will not permit any of its Private Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to

SC1:5266419.14

sell or transfer to any other Person and (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.

9.14Hazardous Material. The Borrower will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. If the Administrative Agent at any time has a reasonable basis to believe that there is any material violation by the Borrower of any Environmental Law or the presence or release of any Hazardous Material which could result in material Environmental Liability, the Borrower shall, and shall cause each Subsidiary to, (i) cause the performance of such environmental audits and testing, and preparation of such environmental reports, at the Borrower’s sole cost and expense, as the Administrative Agent may from time to time reasonably request with respect to any parcel of real property subject to a Collateral Document that is a mortgage, deed of trust or similar instrument, which shall be conducted by Persons reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent, and (ii) permit the Administrative Agent or its representatives to have access to all such real property for the purpose of conducting, at the Borrower’s sole cost and expense, such environmental audits and testing as the Administrative Agent shall reasonably deem appropriate.
9.15Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.
9.16Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (i) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (ii) any other ERISA Event that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.
9.17Restriction of Amendments to Certain Documents. The Borrower will not, nor will it permit any of its Private Subsidiaries to, amend or otherwise modify, or waive any rights under, any other Contract if, in any case, such amendment, modification or waiver could reasonably be expected to be materially adverse to, a Lien on any Collateral securing the Obligations.
9.18Sanctions; Anti-Corruption Use of Proceeds.
(a)Neither the Borrower or any of its Subsidiaries or their respective agents shall (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or

SC1:5266419.14

avoiding, or attempts to violate, any of the prohibitions set forth any Sanctions, the Patriot Act or any other Anti-Terrorism Law.
(b)The Borrower will not, directly or, to the knowledge of the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption Law, or (ii) (A) for the purpose of funding any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of country- or territory-wide Sanctions, in violation of Sanctions or (B) in any other manner that would result in a violation of Sanctions by any party to this Agreement.
9.19Closing Date Equity Interests. The Borrower will not, at any time, cease to directly own the Equity Interests that it owns as of the date hereof as set forth on Schedule 9.19 (the “Closing Date Equity Interests”); provided, however, that the Borrower may sell or otherwise dispose of such Closing Date Equity Interests in a transaction permitted under Section 9.09 so long as the consideration for such sale or disposition is at least equal to the fair market value of the Closing Date Equity Interests being sold and the Borrower has sufficient cash on hand to comply with the mandatory prepayment provisions of Section 3.03.

9.20Margin Stock. The Borrower shall not, nor shall it permit any of its Subsidiaries to, purchase or carry Margin Stock, with the exception of the Equity Interests held by the Borrower in Avenue Therapeutics, Inc., Checkpoint Therapeutics, Inc., Mustang Bio, Inc. or any Private Subsidiary that becomes a Public Subsidiary from time to time.

Section 10.
FINANCIAL COVENANTS
10.01Minimum Liquidity. The Borrower shall at all times maintain the Minimum Liquidity Amount in cash and, after the Account Control Agreement Completion Date, in one or more Controlled Accounts that is free and clear of all Liens, other than Liens granted hereunder in favor of the Administrative Agent.
10.02Minimum Revenue. Beginning with the fiscal quarter of the Borrower ending on March 31, 2021, as of the last day of each fiscal quarter of the Borrower, and for so long as JMC is a Subsidiary of Borrower, the Revenue of JMC for the twelve (12) consecutive month period ending on the last day of such fiscal quarter, shall not be less than the corresponding amount set forth opposite such fiscal quarter on Schedule 3 (the “Minimum Revenue Covenant”).

SC1:5266419.14

Section 11.
EVENTS OF DEFAULT
11.01Events of Default. Each of the following events shall constitute an “Event of Default”:
(a)Principal or Interest Payment Default. The Borrower shall fail to pay any principal of or interest on the Loan, when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof or otherwise.
(b)Other Payment Defaults. The Borrower shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
(c)Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier.
(d)Certain Covenants. The Borrower shall fail to observe or perform any covenant, condition or agreement contained in 8.02, 8.03 (with respect to the Borrower’s existence), 8.10, 8.11, 8.13, 8.15, 8.16, Section 9 or Section 10.
(e)Other Covenants. The Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, such failure shall continue unremedied for a period of thirty (30) or more days.
(f)Payment Default on Other Indebtedness. The Borrower or any of its Private Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness.
(g)Other Defaults on Other Indebtedness. (i) Any material breach of, or “event of default” or similar event under, any Contract governing any Material Indebtedness shall occur and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after the expiration of any grace or cure period thereunder, or (ii) any event or condition occurs (x) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (y) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment,

SC1:5266419.14

repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness.
(h)Insolvency, Bankruptcy, Etc.
(i)The Borrower or any of its Material Subsidiaries becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors.
(ii)The Borrower or any of its Material Subsidiaries commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so).
(iii)The Borrower or any of its Material Subsidiaries institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding.
(iv)The Borrower or any of its Material Subsidiaries applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property.
(v)Any petition is filed, application made or other proceeding instituted against or in respect of the Borrower or any of its Material Subsidiaries:
(A)seeking to adjudicate it as insolvent;
(B)seeking a receiving order against it;
(C)seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any Law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or
(D)seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator,

SC1:5266419.14

custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property,

and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against the Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided, further, that if the Borrower or Material Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply.

(vi)Any other event occurs which, under the Laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in this Section 11.01(h).
(i)Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (or the Equivalent Amount in other currencies) (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of forty-five (45) calendar days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment.
(j)ERISA. An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount in excess of $5,000,000 (or the Equivalent Amount in other currencies).
(k)Change of Control. A Change of Control shall have occurred.
(l)[Reserved].
(m)Impairment of Security, Etc. If any of the following events occurs: (i) Any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Administrative Agent, (ii) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason cease to be in full force and effect or (iii) the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any such Lien or any Loan Document.
11.02Remedies.
(a)Defaults Other Than Bankruptcy Defaults. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(h)), and at any time thereafter during the continuance of such event, the Administrative Agent may, by notice to the Borrower, declare the Loans then outstanding to be due and payable

SC1:5266419.14

in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, including any applicable Prepayment Fee, shall become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
(b)Bankruptcy Defaults. In case of an Event of Default described in Section 11.01(h), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, including any applicable Prepayment Fee, shall automatically become due and payable immediately (in the case of the Loans, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
11.03[Reserved].
11.04Minimum Revenue Covenant Cure.
(a)Notwithstanding anything to the contrary contained in Section 11.02, in the event the Borrower fails to comply with the requirements of the Minimum Revenue Covenant, during the period from the end of the relevant fiscal quarter until the expiration of the tenth Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 8.01(a) or 8.01(b), the Borrower shall have the right to make a Revenue Cure Payment (the “Minimum Revenue Cure Right”); provided, that the Borrower may exercise the Minimum Revenue Cure Right on a maximum of two (2) occasions while the Obligations remain outstanding. Upon the Administrative Agent’s receipt of the applicable Revenue Cure Payment, the Borrower shall then be in compliance with the requirements of the Minimum Revenue Covenant and the Borrower shall be deemed to have satisfied the requirements of the Minimum Revenue Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Minimum Revenue Covenant and any related default that had occurred shall be deemed cured for the purposes of this Agreement. Any Revenue Cure Payment shall be applied to the prepayment of the Loans.
(b)Upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Minimum Revenue Cure Right (a “Notice of Intent to Cure Revenue Covenant”), until the tenth Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 8.01(a) or 8.01(b) to which such Notice of Intent to Cure Revenue Covenant relates, neither the Administrative Agent nor any Lender shall exercise the right to accelerate payment of the Loans or terminate the Commitments and neither the Administrative Agent nor any other Lender shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 11.01(d) due to failure by the Borrower to comply with the requirements of the Minimum Revenue Covenant for the applicable period but no Lender shall be required to extend any credit pursuant to its Commitment during such period. If within such ten Business Day period, the Oaktree Lender declines the exercise by the Borrower

SC1:5266419.14

of the Minimum Revenue Cure Right by written notice to the Administrative Agent and the Borrower to that effect, then the Borrower shall be deemed to have satisfied the requirements of the Minimum Revenue Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Minimum Revenue Covenant and any related default that had occurred shall be deemed cured for the purposes of this Agreement.
11.05Payment of Prepayment Fee and Specified Return Shortfall. Notwithstanding anything in this Agreement to the contrary, the Prepayment Fee and Specified Return Shortfall shall automatically be due and payable at any time the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof as though such Indebtedness was voluntarily prepaid and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. Any Prepayment Fee payable pursuant to this Agreement and Specified Return Shortfall payable pursuant to the Fee Letter shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, acceleration or prepayment and the Borrower agrees that such Prepayment Fee and Specified Return Shortfall are reasonable under the circumstances currently existing. The Prepayment Fee and Specified Return Shortfall shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. The Borrower hereby waives the provisions of any present or future statute or law that prohibits or may prohibit the collection of the prepayment fee OR Specified Return Shortfall and any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Borrower, the Administrative Agent and the Lenders acknowledge and agree that any Prepayment Fee and Specified Return Shortfall due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. The Borrower further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. The Borrower expressly agrees that (i) the Prepayment Fee and Specified Return Shortfall are reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Fee and Specified Return Shortfall shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Fee and Specified Return Shortfall, (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 11.05, (v) their agreement to pay the Prepayment Fee and Specified Return Shortfall is a material inducement to the Lenders to make the Loans, and (vi) the Prepayment Fee and Specified Return Shortfall represent a good faith, reasonable estimate and

SC1:5266419.14

calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event.

Section 12.
THE ADMINISTRATIVE AGENT
12.01Appointment and Duties. Subject in all cases to clause (c) below:
(a)Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints Oaktree Fund Administration, LLC (together with any successor Administrative Agent pursuant to Section 12.09) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from the Borrower or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto. Except as expressly set forth herein, the provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Affiliate thereof shall have rights as a third-party beneficiary of any such provisions.
(b)Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Laws or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by the Borrower with, and cash and Permitted Cash Equivalents Investments held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for

SC1:5266419.14

purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
(c)Limited Duties. The Lenders and the Borrower hereby each acknowledge and agree that the Administrative Agent (i) has undertaken its role hereunder purely as an accommodation to the parties hereto and the Transactions, (ii) is receiving no compensation for undertaking such role and (iii) subject only to the notice provisions set forth in Section 12.09, may resign from such role at any time for any reason or no reason whatsoever. Without limiting the foregoing, the parties hereto further acknowledge and agree that under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “the Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any duty or obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document (fiduciary or otherwise), in each case, regardless of whether a Default has occurred and is continuing, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this clause (c). Without in any way limiting the foregoing, the Administrative Agent shall not, except as expressly set forth in this Agreement and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
12.02Binding Effect. Each Lender agrees that (i) any action taken by the Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
12.03Use of Discretion.
(a)No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except (subject to clause (b) below) any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to written instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

SC1:5266419.14

(b)Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a) or any other term or provision of this Section 12, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Party thereof or (ii) that is, in the opinion of the Administrative Agent, in its sole and absolute discretion, contrary to any Loan Document, Law or the best interests of the Administrative Agent or any of its Affiliates or Related Parties, including, for the avoidance of doubt, any action that may be in violation of the automatic stay in connection with any Insolvency Proceeding.
12.04Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). The Administrative Agent and any such Person may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Any such Person and its Related Parties shall benefit from this Section 12 to the extent provided by the Administrative Agent; provided, however, that the exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and of any such sub-agent, and shall apply to their respective activities in connection with their activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
12.05Reliance and Liability.
(a)the Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, the Borrower) and (ii) rely and act upon any notice, request, certificate, consent, statement, instrument, document or other writing (including and electronic message, Internet or intranet website posting or other distribution), telephone message or conversation or oral conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.
(b)Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the

SC1:5266419.14

fraudulent conduct or behavior of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment or order by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:
(i)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of, or with the consent of, the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 13.04) or for the actions or omissions of any of its Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);
(ii)shall not be responsible to any Secured Party for the (a) validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (b) due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;
(iii)makes no warranty or representation, and shall not be responsible, to any Secured Party for, and shall not have any duty to ascertain or inquire into, any statement, document, information, certificate, report, representation or warranty made or furnished by or on behalf of any Related Party, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents, including, for the avoidance of doubt, the satisfaction of any condition set forth in Section 6 of this Agreement or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent); and
(iv)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or whether any condition set forth in any Loan Document is satisfied or waived, including, without limiting the generality of the foregoing, as to the financial condition of the Borrower or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert any right, claim or cause of action it might have against the Administrative Agent based thereon.

12.06Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, accept

SC1:5266419.14

deposits from, act as the financial advisor for or in any other advisory capacity for, or engage in any kind of business with, the Borrower or Affiliate thereof as though it were not acting as the Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

12.07Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Parties or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conducted its own independent investigation of the financial condition and affairs of the Borrower and has made and continues to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.
12.08Expenses; Indemnities.
(a)Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by the Borrower) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, the Borrower) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.
(b)Each Lender further agrees to indemnify the Administrative Agent (or any sub-agent thereof) and any Related Parties of the Administrative Agent (or any such sub-agent) (to the extent not indefeasibly paid by the Borrower), from and against such Lender’s aggregate Proportionate Share of the liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) under or with respect to any of the foregoing; provided that no Lender shall be liable to the Administrative Agent (or any sub-agent thereof) or any Related Parties of the Administrative Agent (or any such sub-agent) to the extent such liability has

SC1:5266419.14

resulted primarily from the gross negligence or willful misconduct of the Administrative Agent (or any sub-agent thereof) or, as the case may be, such Related Parties of the Administrative Agent (or any sub-agent thereof), as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
12.09Resignation of the Administrative Agent.
(a)At any time upon not less than 30 days’ prior written notice, the Administrative Agent may resign as the “the Administrative Agent” hereunder, in whole or in part (in the sole and absolute discretion of the Administrative Agent). If the Administrative Agent delivers any such notice, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be (i) a Lender holding at least thirty percent (30%) of the outstanding principal amount of the Loans or any Affiliate thereof or (ii) any other financial institution consented to by the Borrower (provided that the consent of the Borrower shall not be required to the extent an Event of Default has occurred and is continuing). If a successor Administrative Agent has not been appointed on or before the effectiveness of the resignation of the resigning Administrative Agent (or such earlier date as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the resigning Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint any Person reasonably chosen by it as the successor Administrative Agent, notwithstanding whether the Majority Lenders have appointed a successor or the Borrower has consented to such successor. Whether or not a successor has been appointed, such resignation shall become effective on the Resignation Effective Date.
(b)Effective from the Resignation Effective Date, (i) the resigning Administrative Agent shall be discharged from its duties and obligations under the Loan Documents to the extent set forth in the applicable resignation notice, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the resigning Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to (x) any actions taken or omitted to be taken while such resigning Administrative Agent was, or because the Administrative Agent had been, validly acting as the Administrative Agent under the Loan Documents or (y) any continuing duties such resigning Administrative Agent will continue to perform, and (iv) subject to its rights under Section 12.04, the resigning Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as the Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as the Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the resigning Administrative Agent under the Loan Documents.
12.10Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by the Borrower in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), and (ii) all of the Collateral, upon (x) termination of the Commitments and (y) payment

SC1:5266419.14

and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (other than Warrant Obligations and inchoate indemnification and expense reimbursement obligations for which no claim has been made).

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guarantees and Liens when and as directed in this Section 12.10.

12.11Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Section 12 and the decisions and actions of the Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) such Secured Party shall be bound by Section 12.08 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (ii) each of the Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (iii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

12.12Agent May File Proofs of Claim. In case of the pendency of any Insolvency Proceeding or any other judicial proceeding relating to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention or such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 13.03) allowed in such judicial proceeding; and

SC1:5266419.14

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Section 13.03.

Section 13.
MISCELLANEOUS
13.01No Waiver. No failure on the part of the Administrative Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
13.02Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) or in the other Loan Documents shall be given or made in writing (including by telecopy or email) delivered, if to the Borrower, the Administrative Agent or any Lender, to its address specified on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).
13.03Expenses, Indemnification, Etc.
(a)Expenses. The Borrower agrees to pay or reimburse (i) the Administrative Agent and the Lenders and their respective Affiliates for all of their reasonable and documented out of pocket costs and expenses (including the reasonable and documented out of pocket fees, expenses, charges and disbursements of Sullivan & Cromwell LLP, counsel to the Lenders, the fees (if necessary) of local counsel for both of the Administrative Agent and the Lenders in each relevant material jurisdiction, and any sales, goods and services or other similar taxes applicable thereto, and reasonable and documented printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs (including, without limitation, costs of the administration of this Agreement and the other Loan Documents) and (z) the negotiation or

SC1:5266419.14

preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) each of the Administrative Agent and the Lenders for all of their documented out of pocket costs and expenses (including the fees and expenses of any legal counsel) in connection with the enforcement, exercise or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section 13.03, or in connection with the Loans made hereunder, including such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)Indemnification. The Borrower hereby agrees to indemnify the Administrative Agent (and any sub-agent thereof), the Lenders and their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind including reasonable and documented out of pocket fees and disbursements of any counsel for each Indemnified Party, joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to (i) this Agreement or any of the other Loan Documents or the Transactions, (ii) any use made or proposed to be made with the proceeds of the Loans, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its Subsidiaries, shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. The Borrower shall not assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. The Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party”. No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the Transactions or the actual or proposed use of the proceeds of the Loans. This Section shall not apply to Taxes other than Taxes relating to a non-Tax Claim or Loss governed by this Section 13.03(b).
13.04Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and any other Loan Document (except for the Warrant, which may be amended, waived or supplemented in accordance with the terms thereof) may be modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders; provided that:

SC1:5266419.14

(a)any such modification or supplement that is disproportionately adverse to any Lender as compared to other Lenders or subjects any Lender to any additional obligation shall not be effective without the consent of such affected Lender;
(b)the consent of all of the Lenders shall be required to:
(i)amend, modify, discharge, terminate or waive any of the terms of this Agreement or any other Loan Document if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans or Commitment, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal (it being understood that the waiver of any prepayment of Loans shall not constitute an extension of any date fixed for payment of principal), interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans; provided, for the avoidance of doubt, that any waiver or amendment relating to an Event of Default or Default arising out of breach or prospective breach of the Minimum Revenue Covenant shall only require the consent of the Majority Lenders;
(ii)amend, modify, discharge, terminate or waive any Security Document if the effect is to release all or substantially all of the Collateral subject thereto other than pursuant to the terms hereof or thereof; or
(iii)amend this Section 13.04 or the definition of “Majority Lenders”.
13.05Successors and Assigns.
(a)General. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto or thereto and their respective successors and assigns permitted hereby or thereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (except in connection with an event permitted under Section 9.03) without the prior written consent of the Administrative Agent. Any Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents (i) to an assignee in accordance with the provisions of Section 13.05(b), (ii) by way of participation in accordance with the provisions of Section 13.05(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.05(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.05(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lender. Any Lender may at any time assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) and the other Loan Documents; provided that (i) no such assignment shall be made to the Borrower, any Affiliate of the Borrower, any employees or directors of the Borrower at any time and (ii) no such assignment shall be made without the prior written consent of the Administrative Agent. The consent of the Borrower (such consent not to

SC1:5266419.14

be unreasonably withheld, conditioned or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to an Eligible Transferee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof. Subject to the recording thereof by the Lender pursuant to Section 13.05(d), from and after the recordation date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lender under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 13.03. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this Section 13.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.05(e). The parties to each such Assignment and Assumption shall execute and deliver to the Administrative Agent, for the Administrative Agent’s acceptance, an Assignment and Assumption, together with (i) a processing and recordation fee of $3,500, and (ii) all “know your customer” documentation and Patriot Act documentation requested by the Administrative Agent.
(c)Amendments to Loan Documents. Each of the Administrative Agent, the Lenders and the Borrower agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Administrative Agent, the Lenders and the Borrower, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 13.05.
(d)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(e)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Eligible Transferee (other than a natural person or the Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other

SC1:5266419.14

parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection therewith. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 13.05(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01 or 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.05(b); provided that such Participant (a) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under Section 13.05(b) and (b) shall not be entitled to receive any greater payment under Section 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04(b) with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.03(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03 than such Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

SC1:5266419.14

(g)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
13.06Survival. The obligations of the Borrower under Sections 5.01, 5.02, 5.03, 13.03, 13.05, 13.06, 13.09, 13.10, 13.11, 13.12, 13.13 and 13.14 shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of the Lenders’ assignment of any interest in the Commitments or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Borrowing Notice, herein or pursuant hereto shall survive the making of such representation and warranty.
13.07Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
13.08Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and the Lender shall have been received by the Administrative Agent.
13.09Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.
13.10Jurisdiction, Service of Process and Venue.
(a)Submission to Jurisdiction. Each party hereby irremovably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against such other party in any way relating to this Agreement or any Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SC1:5266419.14

(b)Waiver of Venue, Etc. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.
13.11Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
13.12Waiver of Immunity. To the extent that the Borrower may be or become entitled to claim for itself or its property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.
13.13Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. THE BORROWER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
13.14Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
13.15No Fiduciary Relationship. The Borrower acknowledges that the Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and the Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

SC1:5266419.14

13.16Confidentiality. All information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses (the “Information”) shall be deemed non-public information for purposes of this Section 13.16 unless marked “Public.” Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws. The Administrative Agent and each Lender agree to keep confidential all non-public information provided to them by the Borrower pursuant to this Agreement in accordance with its customary procedures for handling material non-public information; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender, any Affiliate of a Lender or any Eligible Transferee or other assignee permitted under Section 13.05(b), (ii) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Related Parties”), (iii) upon the request or demand of any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (v) if requested or required to do so in connection with any litigation or similar proceeding, (vi) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 13.16), (vii) to the extent necessary in connection with the exercise of any remedy hereunder or under any other Loan Document, (viii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the Loans or (ix) to any other party hereto; provided that, in the case of disclosure pursuant to clause (iii), (iv) and (v) above, the Administrative Agent or applicable Lender, as applicable, shall promptly provide notice to the Borrower to the extent reasonable and not prohibited by Law or any applicable Governmental Authority, so that Borrower may seek a protective order.
13.17Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Administrative Agent and the Lender holding such Loan in accordance with applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction

SC1:5266419.14

of the principal balance of such Loan so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

13.18Judgment Currency.
(a)If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase Dollars with such other currency at the buying spot rate of exchange in the New York foreign exchange market on the Business Day immediately preceding that on which any such judgment, or any relevant part thereof, is given.
(b)The obligations of the Borrower in respect of any sum due to the Administrative Agent hereunder and under the other Loan Documents shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent in Dollars, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss. If the amount of Dollars so purchased exceeds the sum originally due to the Administrative Agent in Dollars, the Administrative Agent shall remit such excess to the Borrower.
13.19USA PATRIOT Act. The Administrative Agent and the Lenders hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Person to identify the Borrower in accordance with the Patriot Act.
13.20Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;

SC1:5266419.14

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(i)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature Pages Follow]

SC1:5266419.14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

FORTRESS BIOTECH, INC.

By:	/s/ Robyn Hunter
	Name:	Robyn Hunter
	Title:	Chief Financial Officer

Address for Notices: Fortress Biotech, Inc 95 Sawyer Road, Suite 110 Waltham MA 02453 Attn: Chief Financial Officer Phone: 781.652.4507 Email: rhunter@fortressbiotech.com

[Signature Page to Credit Agreement]

SC1:5266419.14

ADMINISTRATIVE AGENT:

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:	/s/ Brian Price
Name: Brian Price
Title: Senior Vice President

By:	/s/ Peter Boos
Name: Peter Boos
Title: Assistant Vice President

Address for Notices: Oaktree Fund Administration, LLC 333 S. Grand Avenue, 28th Fl. Los Angeles, CA 90071 Attn:Oaktree Agency Email:Oaktreeagency@alterdomus.com

With a copy to:
Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Fl.

Los Angeles, CA 90071
Attn:Aman Kumar

Email:AmKumar@oaktreecapital.com

[Signature Page to Credit Agreement]

SC1:5266419.14

LENDER:

By:	/s/

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Address for Notices: Attn: Email:

[Signature Page to Credit Agreement]

SC1:5266419.14